Exhibit 99.1

FORTUNE BRANDS HOME & SECURITY

HOURLY EMPLOYEE RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective October 4, 2011)

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FORTUNE BRANDS HOME & SECURITY

HOURLY EMPLOYEE RETIREMENT SAVINGS PLAN

SECTION 1

INTRODUCTION

1.1	Background, Purpose of Plan, and Applicable Requirements

Effective October 4, 2011, FBHS assumed sponsorship of the Fortune Brands Hourly Employee Retirement Savings Plan and renamed it the Fortune Brands Home & Security Hourly Employee Retirement Savings Plan (the “Plan”). The Plan is maintained to allow eligible Employees of FBHS and other Employers to may accumulate funds for their retirement. The Plan was originally established effective as of January 1, 1996, as an amendment, restatement and continuation of the Moen Incorporated Employee Savings Plan and the Waterloo Industries, Inc. Employee Savings Plan for Production and Maintenance Employees (each a “Prior Plan”). Effective as of October 1, 1999, the Plan was amended, restated and renamed the Fortune Brands Hourly Employee Retirement Savings Plan. As of the Effective Date, the Plan was amended, restated and renamed the Fortune Brands Home & Security Hourly Employee Retirement Savings Plan.

A portion of the Plan is invested exclusively in FBHS Common Stock through the FBHS Stock Fund, except that the Trustee may hold a small amount of the assets of the FBHS Stock Fund in cash pending investment, distribution, reallocation or transfer. This portion of the Plan is intended to satisfy the requirements of a non-leveraged employee stock ownership plan set forth in Code Sections 401(a), 409, and 4975(e). The remaining portion of the Plan is a profit sharing plan intended to satisfy all requirements of Code Section 401(a) and includes a cash or deferred arrangement intended to satisfy the requirements of Code Section 401(k).

1.2	Effective Date and Plan Year

Except as otherwise required to comply with applicable law or as specifically provided below, this amendment and restatement is effective October 4, 2011. The rights and benefits of any Participant who had a Severance From Service prior to this restatement date shall be determined under the Plan in effect at the time of such Severance From Service, except as otherwise expressly provided below. The Plan is administered on the basis of a Plan Year.

1.3	Trustee and Trust

Amounts contributed under the Plan are held and invested, until distributed, by the Trustee. The Trustee acts in accordance with the terms of the Trust Agreement and Trust, which implement and form a part of the Plan. The provisions of and benefits under the Plan are subject to the terms and provisions of the Trust Agreement and Trust.

1.4	Plan Administration

The Committee shall be the “plan administrator” (as that term is defined in ERISA Section 3(16)(A)) of the Plan and shall be responsible for the administration of the Plan except where another entity has been assigned a specific responsibility in the Plan; provided, however, that the Committee may delegate all or any part of its powers, rights, and duties under the Plan to such person or persons as it may deem advisable. Any notice or document relating to the Plan which is to be filed with the plan administrator may be delivered, or mailed by registered or certified mail, postage pre-paid, to the Committee, in care of FBHS, at its principal office.

1.5	Plan Supplements

The provisions of the Plan may be modified by supplements to the Plan. The terms and provisions of each supplement are a part of the Plan and supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between such other Plan provisions and such supplement.

SECTION 2

DEFINITIONS

The following words and phrases have the respective meanings stated below unless a different meaning is plainly required by the context:

2.1	Account(s)

Except as may be stated elsewhere in the Plan, Account(s) means all accounts and subaccounts maintained for a Participant, Alternate Payee or a Beneficiary under Subsection 7.1.

2.2	After-Tax Account

After-Tax Account means any one of the Accounts so designated and provided for in Paragraph 7.1(a).

2.3	After-Tax Contributions

After-Tax Contributions means any contributions a Participant elects to make on an after-tax basis as described in Subsection 4.2. However, for purposes of implementing the required limitations of Code Sections 401(m) and 415 contained in Subsections 4.10 and 7.8, respectively, After-Tax Contributions shall not include contributions made pursuant to Code Section 414(u) by reason of an eligible Employee’s Qualified Military Service.

2.4	After-Tax (Grandfathered) Account

After-Tax (Grandfathered) Account means any one of the Accounts so designated and provided for in Paragraph 7.1(b).

2.5	After-Tax Rollover Account

After-Tax Rollover Account means any one of the Accounts so designated and provided for in Paragraph 7.1(c).

2.6	After-Tax Rollover Contributions

After-Tax Rollover Contributions means after-tax contributions attributable to part or all of a Rollover Contribution transferred to this Plan pursuant to Subsection 4.7.

2.7	Alternate Payee

Alternate Payee means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of a Participant’s benefits payable under the Plan.

2.8	Approved Form of Election

Approved Form of Election means a request or an election made through the voice response system, internet, intranet or other electronic media approved by the Committee or on a written election form approved by the Committee and filed with the Employer. However, no request or election will be deemed to have been made until all required documentation, information, signatures, consents, notarizations and attestations required for such request or election are provided to the Committee or its designee.

2.9	Approved Leave of Absence

Approved Leave of Absence means an absence from work approved by the Employer under uniform rules and conditions applicable to Employees of such Employer. For purposes of this Plan, an Approved Leave of Absence by reason of service in the armed forces of the United States will end no later than the time at which a Participant’s reemployment rights as a member of the armed forces cease to be protected by law.

2.10	Beam

Beam means Beam Inc. (previously Fortune Brands, Inc.).

2.11	Beneficiary

Beneficiary means the person or persons designated by a Participant, Beneficiary or Alternate Payee to receive any benefits under the Plan which may be due upon the Participant’s, Beneficiary’s or Alternate Payee’s death.

2.12	Board of Directors

Board of Directors means the Board of Directors of FBHS.

2.13	Business Day

Business Day means any day on which the New York Stock Exchange is open.

2.14	Catch-Up Account

Catch-Up Account means any one of the Accounts so designated and provided for in Paragraph 7.1(d).

2.15	Catch-Up Contributions

Catch-Up Contributions means the compensation deferrals under Code Section 414(v) an eligible Participant elects to make pursuant to Subsection 4.3.

2.16	Close of Business

Close of Business means the normal closing time of the New York Stock Exchange or such other time as is designated by the Committee.

2.17	Code

Code means the Internal Revenue Code of 1986, as amended from time to time.

2.18	Committee

Committee means the Fortune Brands Home & Security, Inc. Employee Benefits Administrative Committee provided for in Section 12.

2.19	Compensation

Compensation means, except as otherwise provided in Subsection 7.8 and Section 16, the basic salary or wages, overtime, shift premiums, commissions and bonuses paid by an Employer to an Employee for personal services, and other amounts includible in the Employee’s gross income on account of such services, including his or her Tax Deferred Contributions under this Plan or amounts elected to be contributed under a program established pursuant to Code Section 125 (including “deemed 125 compensation” as defined in Revenue Ruling 2002-27) or Code Section 132(f). For purposes of Tax Deferred, After-Tax, and Catch-Up Contributions, Compensation shall include only amounts paid after the Participant has submitted an Approved Form of Election. Each Participant’s Compensation shall be limited to the first $245,000 received in each Plan Year (as adjusted to reflect the dollar amount applicable under Code Section 401(a)(17)). Each Employee’s Compensation shall also include differential pay received from an Employer. For purposes of this Subsection, “differential pay” means any payment made to the Employee by the Employer, with respect to a period during which the Employee is performing uniformed services on active duty for a period of more than 30 days and that represents all or a portion of the basic salary or wages the Employee would have received if he or she had continued employment with the Employer.

2.20	Date of Employment

Date of Employment means the first day an Employee performs an Hour of Service.

2.21	Disability

Disability means a physical or mental condition of a Participant for which such Participant receives Social Security disability benefits and/or benefits under the long-term disability plan of his or her Employer. Where applicable, proof of receipt by the Participant of Social Security disability determination or Employer long-term disability benefits will be required. However, a “Disability” incurred while performing Qualified Military Service means a total disability where the Participant is unable as a result of his or her Qualified Military Service to obtain and maintain substantial gainful employment or occupation as determined either by the Social Security Administration or the Department of Veterans Affairs.

2.22	Effective Date

Effective Date means October 4, 2011.

2.23	Employee

Employee means any person, employed by an Employer on a salaried, hourly paid or commission basis and paid on such Employer’s U.S. payroll, to whom the Plan has been and continues to be extended by an Employer, including (i) Employees of Moen Incorporated employed in non-supervisory production or distribution positions, (ii) Employees of Waterloo Industries, Inc. employed in the Sedalia, Missouri plant of Waterloo Industries, Inc. in production or maintenance positions, (iii) hourly-paid Employees of MasterBrand Cabinets, Inc. employed in the Grants Pass, Oregon, Kinston, North Carolina, Martinsville, Virginia, or Talladega, Alabama locations; (iv) hourly-paid Employees of MasterBrand Cabinets, Inc. employed at the Arthur, Illinois or Auburn, Alabama facilities (the former Schrock Cabinet business), (v) hourly-paid Employees of MasterBrand Cabinets, Inc. employed at the Waterloo, Iowa or Goshen, Indiana facilities and hourly-paid Employees of Panther Transport, Inc., (vi) hourly-paid Employees of, and Employees employed in a piece worker position with, MasterBrand Cabinets, Inc. at its Las Vegas, Nevada and Ontario, California facilities, (vii) hourly-paid Employees of the Distributive Assembly Group of MasterBrand Cabinets, Inc. employed at the Fairdale, Kentucky, Riverside, California, and Carlisle, Pennsylvania locations, (viii) hourly-paid Employees of Therma-Tru Corp., and (ix) hourly-paid Employees of Fortune Brands Windows, Inc.

An Employer’s classification as to whether an individual constitutes an Employee shall be determinative for purposes of an individual’s eligibility under the Plan. An Employee shall not include (i) any person covered under a collective bargaining agreement unless the collective bargaining agreement provides for coverage under the Plan, (ii) an employee employed at an operating unit acquired or created by an Employer unless, and until, the Plan is extended to employees at such unit, (iii) an individual who performs services for a Non-Participating Employer but who is paid by an Employer under a common paymaster arrangement with such Non-Participating Employer, and (iv) any person classified by an Employer as an independent contractor, Leased Employee, or other non-employee classification on the Employer’s payroll records, regardless of any subsequent reclassification of such individual as an employee of an Employer by an Employer, any government agency, court, or other third-party. Any such reclassification shall not have a retroactive effect for purposes of the Plan. In addition, each Employee of an Employer who is classified as a “Full-Time Temporary” Employee on such Employer’s U.S. payroll will not be considered an Employee under the Plan until the date on which such individual completes one Year of Eligibility Service.

2.24	Employer

Employer means Fortune Brands Windows, Inc., Moen Incorporated, Waterloo Industries, Inc., MasterBrand Cabinets, Inc., Therma-Tru Corp. and any other Related Employer that is a direct or indirect subsidiary of FBHS and that adopts the Plan with the approval of the Committee.

2.25	Employer Contribution (QNEC) Account

Employer Contribution (QNEC) Account means any one of the Accounts so designated and provided for in Paragraph 7.1(e).

2.26	ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27	ESOP

ESOP means the portion of the Plan that is designed to invest exclusively in FBHS Common Stock through investment in the FBHS Stock Fund, except that the Trustee may hold a small amount of the assets of the FBHS Stock Fund in cash pending investment, distribution, reallocation or transfer. The ESOP is intended to satisfy the requirements of a non-leveraged employee stock ownership plan set forth in Code Sections 401(a), 409, and 4975(e). The ESOP consists of all amounts credited to Participants’ Accounts that are invested in the FBHS Stock Fund.

2.28	FBHS

FBHS means Fortune Brands Home & Security, Inc., a Delaware corporation, its successors and assigns.

2.29	FBHS Common Stock

FBHS Common Stock means the common stock of FBHS and any other common stock into which it may be reclassified. FBHS Common Stock is readily tradable on an established securities market and meets the definition of an “employer security” under Code Section 409(l).

2.30	FBHS Stock Fund

FBHS Stock Fund means the portion of the Trust Fund so designated and provided for in Subsection 6.1 and which fund is exclusively invested in FBHS Common Stock, except that the Trustee may hold a small amount of the assets of the FBHS Stock Fund in cash pending investment, distribution, reallocation or transfer.

2.31	Fiduciaries

Fiduciaries means FBHS, each Employer, the Board of Directors, and the board of directors of each Employer, the Committee, the Trusts Investment Committee and the Trustee, but only with respect to the specific responsibilities of each as described in Section 12 and Section 13.

2.32	Highly Compensated Employee

Highly Compensated Employee means any Employee who:

(a)	Was at any time during the Plan Year or preceding Plan Year a 5% owner (within the meaning of Code Section 416(i)(1)) of any Related Employer; or

(b)	Received compensation (as defined in Subsection 7.8) for the preceding Plan Year from any Related Employer in excess of $110,000 (as adjusted periodically under Treasury guidance).

A former Employee will be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee incurred a Severance From Service or if such Employee was a Highly Compensated Employee at any time after attaining age 55.

2.33	Hour of Service

An Hour of Service means:

(a)	Each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer or Non-Participating Employer. These hours will be credited to the Employee for the computation period or periods in which the duties are performed;

(b)	Each hour for which an Employee is paid or entitled to payment by an Employer or Non-Participating Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or Approved Leave of Absence. No more than 501 Hours of Service will be credited under this Paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this Paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated by reference; and

(c)

Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Non-Participating Employer. The same Hours of Service will not be credited under Paragraph (a) or Paragraph (b) and under this Paragraph (c). These hours will be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

An Employee for whom detailed records are not available shall be credited with 190 Hours of Service for each month in which the Employee completes one Hour of Service with an Employer or a Non-Participating Employer. Hours of Service will be credited for any period of an Employee’s Qualified Military Service during which Hours of Service are required to be credited under Code Section 414(u).

2.34	Investment Fund(s)

Investment Fund(s) means the funds described in Subsection 6.1 held under the Trust Fund.

2.35	Leased Employee

Leased Employee means any person who is not a Participant and who provides services to an Employer pursuant to an agreement between the Employer and any other person (leasing organization) and has performed such services on a substantially full-time basis for at least a year primarily under the direction or control of the Employer. A Leased Employee will be deemed an Employee for purposes of crediting Vesting Service and Years of Eligibility Service, but will not be eligible for benefits under the Plan unless he or she otherwise satisfies the criteria for eligibility under Section 3 as an Employee.

2.36	Match Account

Match Account means any one of the Accounts so designated and provided for in Paragraph 7.1(f).

2.37	Match (Vested) Account

Match (Vested) Account means any one of the Accounts so designated and provided for in Paragraph 7.1(g).

2.38	Matching Contributions

Matching Contributions means any contributions made to the Match Account of a Participant by an Employer as provided for in Subsection 4.6. Notwithstanding the foregoing, for purposes of implementing the required limitations of Code Sections 401(m) and 415 contained in Subsections 4.10 and 7.8, respectively, Matching Contributions shall not include contributions made pursuant to Code Section 414(u) by reason of an eligible Employee’s Qualified Military Service.

2.39	Money Purchase Account

Money Purchase Account means any of the Accounts so designated and provided for in Paragraph 7.1(h).

2.40	Non-ESOP

Non-ESOP means the portion of the Plan that constitutes a profit sharing plan intended to satisfy all requirements of Code Section 401(a) and includes a cash or deferred arrangement intended to satisfy the requirements of Code Section 401(k). The Non-ESOP consists of all amounts credited to Participants’ Accounts that are not invested in the FBHS Stock Fund.

2.41	Non-Participating Employer

Non-Participating Employer means any Related Employer which is not an Employer.

2.42	Normal Retirement Age

Normal Retirement Age means age 65.

2.43	Participant

Participant means an Employee who has met the requirements of participation in the Plan for at least one type of contribution as provided in Section 3.

2.44	Plan

Plan means this Fortune Brands Home & Security Hourly Employee Retirement Savings Plan.

2.45	Plan Year

Plan Year means the calendar year.

2.46	Prior Plan

Prior Plan means any of the plans identified in Paragraph A-1 of Supplement A, and any Transferor Plan described in Subsection 4.13.

2.47	Profit-Sharing Account

Profit-Sharing Account means any one of the Accounts so designated and provided for in Paragraph 7.1(i).

2.48	Profit-Sharing Contributions

Profit-Sharing Contributions means the contributions made by an Employer to an eligible Participant’s Profit-Sharing (Vested) Account as provided in Subsection 5.2. Notwithstanding the foregoing, for purposes of implementing the required limitations of Code Section 415 contained in Subsection 7.8, Profit-Sharing Contributions shall not include contributions made pursuant to Code Section 414(u) by reason of an eligible Employee’s Qualified Military Service.

2.49	Profit-Sharing (Grandfathered) Account

Profit-Sharing (Grandfathered) Account means any one of the Accounts so designated and provided for in Paragraph 7.1(j).

2.50	Profit-Sharing (Moen) Account

Profit-Sharing (Moen) Account means any one of the Accounts so designated and provided for in Paragraph 7.1(k).

2.51	Profit-Sharing (Vested) Account

Profit-Sharing (Vested) Account means any one of the Accounts so designated and provided for in Paragraph 7.1(l).

2.52	Qualified Domestic Relations Order

Qualified Domestic Relations Order means any “domestic relations order” (as defined in Code Section 414(p)) that creates, recognizes or assigns to an Alternate Payee the right to receive all or a portion of a Participant’s benefits payable hereunder and that meets the requirements of Code Section 414(p), as determined by the Committee.

2.53	Qualified Military Service

Qualified Military Service means any period for which a Participant is absent from employment and performs uniformed services as described in United States Code, Title 38, Chapter 43, provided that such individual is entitled to reemployment rights with respect to such service.

2.54	Qualified Nonelective Contributions

Qualified Nonelective Contributions means any contributions made by an Employer to an eligible Participant’s Employer Contribution (QNEC) Account as provided for in Subsections 4.9, 4.10, 5.1 and 5.5. However, for purposes of implementing the required limitations of Code Section 415 contained in Subsection 7.8, Qualified Nonelective Contributions shall not include contributions made pursuant to Code Section 414(u) by reason of an eligible Employee’s Qualified Military Service.

2.55	Related Employer

Related Employer means FBHS and any corporation or other business entity which is included in a controlled group of corporations within which FBHS is also included, as provided in Code Section 414(b) (as modified for purposes of Subsection 7.8 by Code Section 415(h)), or which is a trade or business under common control with FBHS, as provided in Code Section 414(c) (as modified, for purposes of Subsection 7.8, by Code Section 415(h)), or which constitutes a member of an affiliated service group within which FBHS is also included, as provided in Code Section 414(m), or which is required to be aggregated with FBHS pursuant to regulations issued under Code Section 414(o).

2.56	Retirement

Retirement means earlier of retirement under a defined benefit plan of an Employer or Non-Participating Employer, or a Severance From Service after the attainment of age 55 and 5 years of Vesting Service.

2.57	Rollover Account

Rollover Account means any of the Accounts so designated and provided for in Paragraph 7.1(m).

2.58	Rollover Contributions

Rollover Contributions mean amounts (other than After-Tax Rollover Contributions) attributable to part or all of a Rollover Contribution to this Plan pursuant to Subsection 4.7.

2.59	Severance From Service

Severance From Service means the earlier of the following dates:

(a)	The date on which a Participant terminates employment with all Related Employers, is discharged, retires or dies; or

(b)

The first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with all Related Employers for any reason other than one listed in Paragraph (a). If such Employee is on an Approved Leave of Absence on such first anniversary, he or she will be deemed to have incurred a Severance From Service on the expiration of such Approved Leave of Absence, unless he or she returns to active employment with a Related Employer on or before that date. Notwithstanding any provision of the Plan to the contrary, an Employee will not incur a Severance From Service due to a maternity or paternity absence until the second anniversary of the first date of such absence. For purposes of this Paragraph, a maternity or paternity absence means an absence: (i) by reason of the pregnancy of the individual; (ii) by reason of a birth of a child of the individual; (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Employee will be required to furnish the Committee with such timely information as the Committee may reasonably require to establish both that the absence from work is for maternity or paternity reasons and the number of days for which there was such an absence.

A transfer from employment with one Related Employer to another Related Employer or a change in status from Employee to Leased Employee does not constitute a Severance From Service for purposes of Section 9.

2.60	Spouse

Unless the provisions of any Qualified Domestic Relations Order provide otherwise, Spouse means the person to whom a Participant is legally married under applicable state law at the earlier of the date of the Participant’s death or the date payment of the Participant’s benefits commenced.

2.61	Tax Deferred Account

Tax Deferred Account means any one of the Accounts so designated and provided for in Paragraph 7.1(n).

2.62	Tax Deferred Contributions

Tax Deferred Contributions means the compensation deferrals under Code Section 401(k) a Participant elects to make pursuant to Subsection 4.1. Notwithstanding the foregoing, for purposes of implementing the required limitations of Code Sections 401(k), 402(g), and 415 contained in Subsections 4.9, 4.8 and 7.8, respectively, Tax Deferred Contributions shall not include Catch-Up Contributions or deferrals made pursuant to Code Section 414(u) by reason of an eligible Employee’s Qualified Military Service.

2.63	Termination of Employment Without Fault

Termination of Employment Without Fault means any involuntary separation of a Participant by an Employer or Non-Participating Employer other than by reason of Retirement, Disability, failure to maintain work standards, dishonesty or other misconduct prejudicial to an Employer or Non-Participating Employer, absence without prescribed notice, or refusal to return from layoff or Approved Leave of Absence within the prescribed period.

2.64	Testing Compensation

Testing Compensation means the amount of compensation the Committee determines for all eligible Employees for a Plan Year under any definition of compensation that satisfies the requirements of Code Section 414(s) and applicable regulations, provided that such definition includes income normally excluded under Code Sections 402(e), 402(h), 403(b), 132(f) and 125, including deemed 125 compensation as defined in Revenue Ruling 2002-27. Testing Compensation shall be limited to $245,000 in a Plan Year (as adjusted periodically under Treasury guidance).

2.65	Trust Agreement and Trust

Trust Agreement and Trust mean, respectively, the Fortune Brands Home & Security, Inc. Defined Contribution Master Trust Agreement, as it may be amended from time to time, and the established trust.

2.66	Trustee

Trustee means the trustee from time to time acting under the Trust Agreement, including any successor trustee.

2.67	Trust Fund

Trust Fund means all money, securities and other property held under the Trust Agreement for the purposes of the Plan, together with its income.

2.68	Trusts Investment Committee

Trusts Investment Committee means the Trusts Investment Committee of FBHS.

2.69	Vesting Service

Vesting Service means a Participant’s service for purposes of determining his or her right to a nonforfeitable benefit under the Plan, as determined in accordance with Section 8. Vesting Service means service as an Employee with an Employer or any Related Employer, determined as follows:

(a)	Vesting Service will be determined from the Participant’s Date of Employment or reemployment in completed full years and fractions of years in excess of completed full years, each 12 months of employment constituting a full year of Vesting Service, and each 30 days of employment completed in excess of full years of Vesting Service counted as 1/12th of a year of Vesting Service.

(b)	Subject to Paragraph (c) below, each Employee will be credited with Vesting Service during any period of employment with an Employer or any Related Employer, extending to the date he or she incurs a Severance From Service.

(c)	If a Participant incurs a Severance From Service and is subsequently reemployed by an Employer or a Related Employer, his or her Vesting Service will be reinstated, as follows:

(i)	If the Employee is reemployed within 12 months after the date he or she is first absent from active employment, the Vesting Service at the date the

Employee was first absent from active employment will be reinstated upon his or her reemployment, and the Employee will receive credit for Vesting Service for the period between the date he or she is first absent from active employment and the date of his or her reemployment; or

(ii)	If the Employee is reemployed after 12 months have elapsed from the date the Employee is first absent from active employment, the Vesting Service the Employee had at the date the Employee was first absent from active employment will be reinstated upon his or her reemployment, but the Employee will not receive credit for Vesting Service for the period between the date he or she is first absent from active employment and the date of his or her reemployment.

Notwithstanding the foregoing, the Vesting Service of each Participant for the period prior to January 1, 1996 will not be less than as determined under the provisions of the applicable Prior Plan.

2.70	Year of Eligibility Service

Year of Eligibility Service means any consecutive 12-month period of employment, during which an Employee completes 1,000 or more Hours of Service. The first consecutive 12-month period to be taken into account for this purpose will be the consecutive 12-month period commencing with the Employee’s Date of Employment or the Employee’s date of reemployment. The second consecutive 12-month period to be taken into account for this purpose will be the Plan Year which includes the first anniversary of the Employee’s Date of Employment or the Employee’s date of reemployment. All subsequent 12-month periods to be taken into account for this purpose will correspond with Plan Years.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1	Participation Prior to Restatement Date

Each Employee who was a Participant immediately prior to the Effective Date will continue to be a Participant, subject to the terms and conditions of the Plan.

3.2	Eligibility for Contributions

If otherwise permitted by the Plan or the applicable Employer, an Employee can make or receive Tax Deferred, After-Tax, Catch-Up, Qualified Nonelective, Matching Contributions, or Profit-Sharing Contributions, if applicable, on the earlier of (i) the date he or she is employed in a position and is regularly scheduled to work at least 20 hours per week, and (ii) the date on which he or she completes at least one Year of Eligibility Service, in each case provided he or she is an Employee on that date. If an individual becomes an Employee through transfer from a Non-Participating Employer or a non-participating branch or division of an Employer, such Employee will become a Participant for purposes of this Subsection on the later of the date determined above and the date of his or her transfer, in each case provided he or she is an Employee on that date.

3.3	Eligibility for Collective Bargaining Employees

An Employee covered under a collective bargaining agreement will become a Participant only if the applicable collective bargaining agreement provides for Plan coverage. If an Employee ceases to be covered under a collective bargaining agreement but continues as an Employee, such Employee will become a Plan Participant on the later of the applicable date determined in the above Subsections and the date he or she ceases to be covered under a collective bargaining agreement, in each case provided he or she is an Employee on that date.

3.4	Period of Participation

An Employee who becomes a Participant will continue as a Participant until the later to occur of the date of the Participant’s Severance From Service or the date on which all the Participant’s Accounts have been distributed. For all purposes of the Plan:

(a)	A period of Approved Leave of Absence will not interrupt continuity of participation;

(b)	A determination that a Participant has a Disability will not interrupt continuity of participation; and

(c)	The transfer of employment from an Employer or a Related Employer will not interrupt continuity of participation.

If a Participant incurs a Severance From Service, he or she will be ineligible to make or receive Plan contributions except as provided in Section 5, ineligible to initiate a new Plan loan, and ineligible to receive an in-service withdrawal.

3.5	Reemployment

Any Participant, who terminates employment and is subsequently reemployed as an Employee, will become a Participant upon reemployment.

SECTION 4

PARTICIPANT AND MATCHING CONTRIBUTIONS

4.1	Tax Deferred Contributions

Each Participant may make Tax Deferred Contributions by electing to defer an amount of Compensation before the imposition of Federal income taxes. Subject to the conditions and limitations of the Plan and the Committee, each Participant may elect on an Approved Form of Election to make Tax Deferred Contributions for each payroll period in whole percentages of 1% up to 50% of Compensation (15% of Compensation for Participants who are Highly Compensated Employees). If an eligible Employee fails to affirmatively enroll or affirmatively decline enrollment in the Plan within 60 days from the date that the Employee is first eligible to make Tax Deferred Contributions, such Employee will be deemed to have elected to make Tax Deferred Contributions in the amount of 3% of Compensation each payroll period. Prior to the date on which the Employee’s deemed Tax Deferred Contributions first become effective, each affected Employee shall receive a notice from the Employer explaining his or her right to decline Tax Deferred Contributions. Such deemed Tax Deferred Contribution rate will commence on the first day of the first payroll period for which the Employee’s Employer can process the deemed election, provided that such election will not take effect before the 60th day following the date on which the Employee first becomes eligible to make Tax Deferred Contributions.

4.2	After-Tax Contributions

Each Participant may also make After-Tax Contributions by electing to contribute an amount from his or her Compensation after the imposition of Federal income taxes. Subject to the conditions and limitations of the Plan and the Committee, each Participant may elect on an Approved Form of Election to make After-Tax Contributions each payroll period in whole percentages of 1% up to 50% of Compensation (15% of Compensation for Participants who are Highly Compensated Employees). A Participant’s After-Tax Contributions may be made by regular payroll deductions or in any other method approved by the Committee.

4.3	Catch-Up Contributions

All Participants who are eligible to make Tax Deferred Contributions and who have attained age 50 before the close of the Plan Year may elect on an Approved Form of Election to make Catch-Up Contributions for each payroll period in whole percentages of Compensation, subject to the limitations of Code Section 414(v).

4.4	Rules Applicable to Participant Contributions

A Participant’s Tax Deferred and After-Tax Contributions under the Plan shall not exceed 50% of his or her Compensation (30% of Compensation for a Participant who is a Highly Compensated Employee). In addition, a Participant’s Tax Deferred, After-Tax and Catch-Up Contributions under the Plan shall not exceed 75% of his or her Compensation. An Employer may limit the maximum contribution percentage of Tax Deferred, After-Tax, and Catch-Up Contributions, provided such policy does not impermissibly discriminate against Employees who are not Highly Compensated Employees.

(a)	Participant Election to Change Contribution Rate. Each Participant may elect to change, discontinue or resume Tax Deferred, After-Tax, or Catch-Up Contributions at any time by an Approved Form of Election. Any Approved Form of Election will be effective on the first day of the first payroll period for which the Employer can process such election. The Committee may establish additional rules regarding the timing and frequency of a change in the amount of Tax Deferred, After-Tax or Catch-Up Contributions, provided such policy is applied uniformly to all similarly situated Participants of the Employer.

(b)	Participant “Spillover Election.” If a Participant elects to make Tax Deferred Contributions, then he or she may also elect to have his or her Tax Deferred Contributions automatically switch to After-Tax Contributions after he or she has reached the limitations on Tax Deferred Contributions described in Subsection 4.8. Pursuant to this switch, After-Tax Contributions will begin no later than the payroll period following the payroll period in which the limitations described in Subsection 4.8 are met. However, After-Tax Contributions made under this Paragraph will be subject to all applicable Plan limits on After-Tax Contributions.

(c)	Automatic Annual Increase Program. Notwithstanding Paragraphs (a) and (b) above, a Participant’s rate of Tax Deferred Contributions will increase automatically as follows:

(i)	Each Participant, who has been auto-enrolled under Subsection 4.1 and who has not made any changes to his or her deferral percentage after auto-enrollment, as of the last business day of April of any Plan Year will be deemed to have elected to increase his or her Tax Deferred Contribution rate by 1% effective on the first day of the first payroll period for which it is administratively feasible following May 1 of that Plan Year. However, no automatic increase will apply if it would cause the Participant’s Tax Deferred Contribution rate to exceed 6%. In addition, no increase will apply to any Participant under this Subparagraph (i)within the first six months after he or she is auto-enrolled under Subsection 4.1.

(ii)

Each Participant may elect on an Approved Form of Election to automatically increase his or her Tax Deferred Contribution rate each year in any whole percentage up to 6%. In addition, if a Participant elects to change his or her Tax Deferred Contribution rate (other than to cease all Tax Deferred Contributions), the Participant will be deemed to have elected an automatic increase in his or her Tax Deferred Contribution rate of 1% each year, unless he or she either opts out of the automatic increase program or elects another automatic increase percentage. If a Participant elects, or is deemed to have elected, an automatic increase under this

Subparagraph (ii), and such election or deemed election has not been revoked as of the last business day of April of any Plan Year, then the Participant’s Tax Deferred Contribution rate will increase by 1% (or the elected percentage if greater) effective on the first day of the first payroll period for which it is administratively feasible following May 1 of that Plan Year.

4.5	Timing of Participant Contributions

Each Employer will make a contribution to the Plan equal to the amount of Tax Deferred, After-Tax, and Catch-Up Contributions made by each Participant employed by that Employer. Such contributions shall be paid to the Trustee as soon as practicable following the reduction in Participants’ Compensation, but in no event more than 15 business days after the end of the month in which the reduction in Compensation is made.

4.6	Matching Contributions

Each of the following Employers will make Matching Contributions to the Plan each payroll period, on behalf of each Participant employed by such Employer who makes Tax Deferred Contributions or After-Tax Contributions during a payroll period, as described below.

(a)	MasterBrand Cabinets, Inc. This Employer shall make Matching Contributions to the Plan for each payroll period on behalf of:

(i)	Its Participants at the Martinsville, Virginia, Talladega, Alabama, and Kinston, North Carolina facilities, and Participants employed by the Distributive Assembly Group of MasterBrand Cabinets, Inc. at the Fairdale, Kentucky, and Riverside, California locations, equal to 40% of the Participant’s Tax Deferred Contributions and After-Tax Contributions up to 5% of Compensation;

(ii)	Its Participants at the Grants Pass, Oregon facility equal to 50% of the Participant’s Tax Deferred Contributions and After-Tax Contributions up to 3% of Compensation;

(iii)	Its Participants at the Arthur, Illinois and Auburn, Alabama facilities (the former Schrock Cabinet business) equal to 100% of the Participant’s Tax Deferred Contributions and After-Tax Contributions up to 3% of Compensation and an additional amount equal to 50% of the Participant’s Tax Deferred Contributions and After-Tax Contributions for earnings between 3% and 5% of Compensation;

(iv)	Its Participants at the Las Vegas, Nevada and Ontario, California facilities equal to 100% of the Participant’s Tax Deferred Contributions and After-Tax Contributions up to 4% of Compensation; and

(v)	Its Participants at the Waterloo, Iowa and Goshen, Indiana facilities and Panther Transport, Inc. equal to 50% of each Participant’s Tax Deferred Contributions and After-Tax Contributions up to 6% of Compensation.

MasterBrand Cabinets, Inc. shall make no Matching Contributions on behalf of any group other than those listed above.

(b)	Fortune Brands Windows, Inc., Moen Incorporated, Waterloo Industries, Inc., and their Direct Wholly Owned Subsidiaries. These Employers shall make Matching Contributions to the Plan for each payroll period on behalf of their respective Participants equal to 50% of each Participant’s Tax Deferred Contributions and After-Tax Contributions up to 6% of Compensation.

Therma-Tru Corp. shall make no Matching Contributions. No Matching Contributions will be paid on Catch-Up Contributions, including Catch-Up Contributions that are recharacterized as Tax Deferred Contributions because a Code or Plan limit was not met. Except as otherwise provided, Matching Contributions will be paid at least monthly to the Trustee by the Employers.

4.7	Rollover Contributions

The Plan will accept Rollover Contributions on behalf of any Employee who is eligible to make Tax Deferred Contributions to the Plan. A Rollover Contribution may be made from:

(a)	A tax-qualified plan described in Code Sections 401(a) or 403(a), including after-tax employee contributions (“After-Tax Rollover Contribution”), but excluding designated Roth contributions made under a qualified Roth contribution program;

(b)	An annuity contract described in Code Section 403(b), excluding after-tax employee contributions;

(c)	An eligible plan under Code Section 457(b); and

(d)	An individual retirement account or annuity described in Code Sections 408(a) or (b).

An eligible Employee may make a Rollover Contribution provided that such distribution is received by the Trustee within 60 days after the Employee’s receipt of such payment, or such amount is directly transferred to the Trust Fund from such other above plan, provided that After-Tax Rollover Contributions must be directly transferred to the Plan. The Plan shall separately account for Rollover Contributions and After-Tax Rollover Contributions. The Employee must furnish the Employer or its designee a written statement that the contribution is a Rollover Contribution, together with such other statements and information as may be required by the Committee or its designee in order to establish that such Rollover Contribution otherwise meets the requirements of law.

4.8	Dollar Limitations on Tax Deferred Contributions

No Participant shall make Tax Deferred Contributions under this Plan, or elective deferrals under any other qualified plan maintained by a Related Employer, during any calendar year in excess of $16,500 (or such other amount as the Secretary of the Treasury shall specify from time to time pursuant to Code Section 402(g)), excluding Catch-Up Contributions. As of each December 31, the Committee or its designee shall determine the total Tax Deferred Contributions made by each Participant during the calendar year. In the event that the Tax Deferred Contributions for a Participant exceeds the above limitation, such Excess Deferrals (and any income allocable thereto determined in accordance with Subsection 4.11) shall be paid to the Participant by the following April 15. If a Participant’s total Tax Deferred Contributions under this Plan and any other plan of a Related Employer for any calendar year exceed the maximum annual amount described above, the Participant may notify the Committee in writing (on or before March 1 of the next following calendar year) of the Participant’s election to have all or a portion of the Participant’s Tax Deferred Contributions (and the income allocable thereto determined in accordance with Subsection 4.11) under this Plan distributed in accordance with this Subsection. In addition, any Matching Contributions attributable to amounts distributed under this Subsection (and any income allocable thereto determined in accordance with Subsection 4.11) shall be forfeited and shall be used to reduce future Matching Contributions of the Participant’s Employer under the Plan or to pay expenses of the Plan. If an Excess Deferral is refunded, the refunded amount still will be deemed a Tax Deferred Contribution for the Plan Year in which it was originally made and will be included in the Average Deferral Percentage of a Highly Compensated Employee described in the following Subsection.

4.9	Percentage Limitations on Tax Deferred Contributions

In no event shall the Average Deferral Percentage of the Participants who are Highly Compensated Employees for any Plan Year exceed the greater of:

(a)	The Average Deferral Percentage of all other Participants for such Plan Year multiplied by 1.25; or

(b)	The Average Deferral Percentage of all other Participants for such Plan Year multiplied by 2.0, provided that the Average Deferral Percentage of the Participants who are Highly Compensated Employees does not exceed that of all other eligible Participants by more than 2 percentage points.

In accordance with applicable Treasury Regulations, an eligible Employee’s Average Deferral Percentage for a Plan Year means the ratio of A to B, where A equals the sum of the Tax Deferred Contributions actually paid to the Trust on behalf of each such eligible Employee for a Plan Year, and B equals the eligible Employee’s Testing Compensation for such Plan Year. From time to time during the Plan Year, the Committee shall determine whether the limitation of this Subsection will be satisfied and may limit the Tax Deferred Contributions to be withheld on behalf of Highly Compensated Employees or may refund Tax Deferred Contributions previously withheld. If, after the end of the Plan Year, the limitations of this Subsection are not satisfied, the Committee shall either refund Tax Deferred Contributions previously withheld on behalf of Highly Compensated Employees or an Employer may make Qualified Nonelective Contributions.

If Tax Deferred Contributions made on behalf of Highly Compensated Employees are refunded to satisfy the limitations of this Subsection, the Committee shall determine the amount of Excess Tax Deferred Contributions and shall refund such amounts on the basis of the Highly Compensated Employees’ contribution amounts. Excess Tax Deferred Contribution means the amount by which Tax Deferred Contributions for a Plan Year made on behalf of Highly Compensated Employees exceeds the above limitations. Excess Tax Deferred Contributions previously withheld (and any income allocable thereto determined in accordance with Subsection 4.11) shall be distributed within 2 1/2 months after the close of the Plan Year to which they relate. In addition, any Matching Contributions attributable to such Excess Tax Deferred Contributions (and any income allocable thereto determined in accordance with Subsection 4.11) shall be forfeited and shall be used to reduce future Matching Contributions of the Participant’s Employer or to pay Plan expenses.

In order to meet the above requirements and the requirements described in the following Subsection, any Employer may establish a special rate of Qualified Nonelective Contributions applicable only to certain Participants who are not Highly Compensated Employees of such Employer. All such Qualified Nonelective Contributions will be fully vested. The timing and amount of such Qualified Nonelective Contributions will satisfy the requirements of Treasury Regulations.

4.10	Percentage Limitations on Matching and After-Tax Contributions

For all Employees not subject to a collective bargaining agreement, in no event shall the Average Contribution Percentage of the Participants who are Highly Compensated Employees for any Plan Year exceed the greater of:

(a)	The Average Contribution Percentage of all other Participants for such Plan Year multiplied by 1.25; or

(b)	The Average Contribution Percentage of all other Participants for such Plan Year multiplied by 2.0, provided that the Average Contribution Percentage of the Participants who are Highly Compensated Employees does not exceed that of all other Participants by more than 2 percentage points.

In accordance with applicable Treasury Regulations, the Average Contribution Percentage for an Employee not subject to a collective bargaining agreement for a Plan Year means the ratio of A to B, where A equals the After-Tax and Matching Contributions made by or on behalf of each such eligible Employee for a Plan Year, and B equals such eligible Employee’s Testing Compensation received by the Employee for such Plan Year. From time to time during the Plan Year, the Committee shall determine whether the limitation of this Subsection will be satisfied and, to the extent necessary to ensure compliance with such limitation, may limit the After-Tax Contributions to be withheld on behalf of Highly Compensated Employees not subject to a collective bargaining agreement or may refund After-Tax Contributions previously withheld. If, after the end of the Plan Year, the limitations of this Subsection are not satisfied, the Committee may refund After-Tax Contributions previously withheld on behalf of Highly Compensated Employees not subject to a collective bargaining agreement. If the limitation of this Subsection still is not satisfied after application of the preceding sentence, the Committee may refund Matching Contributions previously credited to Highly Compensated Employees not subject to a collective bargaining agreement. If After-Tax Contributions or Matching Contributions made on behalf of such Highly Compensated Employees are refunded to satisfy the limitation of this Subsection, the Committee shall determine the amount of Excess After-Tax Contributions or Excess Matching Contributions and shall refund such amounts on the basis of such Highly Compensated Employees’ contribution amounts. An Excess After-Tax Contribution and Excess Matching Contribution means the amount by which After-Tax Contributions or Matching Contributions for a Plan Year made by or on behalf of Highly Compensated Employees not subject to a collective bargaining agreement that exceed the above limitations. Excess After-Tax and Matching Contributions previously withheld (and any income allocable thereto determined in accordance with Subsection 4.11) shall be distributed within 2 1/2 months after the close of the Plan Year to which they relate. In lieu of distributing Excess After-Tax or Matching Contributions, an Employer may make Qualified Nonelective Contributions described in the preceding Subsection.

4.11	Calculating Income Allocable to Excess Deferrals and Contributions

The income allocable to a distribution to a Participant for a Plan Year (as required under Subsections 4.8, 4.9, and 4.10) shall be determined under any method permitted under Treasury Regulations and selected by the Committee, provided such method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and for all corrective distributions for the Plan Year, and is based on the method for allocating income to Participants’ Accounts. No income or loss shall be allocated to distributed contributions for the period between the end of the Plan Year and the date of distribution.

4.12	Uniformed Service Absence

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Code Section 414(u), the Heroes Earnings Assistance and Relief Tax Act of 2008, and applicable regulations and other guidance issued thereunder.

4.13	Trust-to-Trust Transfers for Transferred Employees

If an individual who is participating in another plan within the Trust (the “Transferor Plan”) becomes eligible to participate in this Plan due to a change in job position, the Trustee will transfer his or her account balances under the Transferor Plan into this Plan, and all salary reduction agreements and investment elections will remain the same as the elections under the Transferor Plan immediately prior to such transfer. This automatic plan-to-plan transfer will occur on or about the first of the month following the quarter in which the change in job position occurs. In the event a Participant, due to a change in job position, becomes ineligible to participate in this Plan but becomes eligible to participate in another plan within the Trust (the

“Transferee Plan”), the Trustee will cause his or her Accounts to be transferred to the applicable Transferee Plan on or about the first of the month following the quarter in which the change in job position occurs.

SECTION 5

EMPLOYER CONTRIBUTIONS

5.1	Therma-Tru Qualified Nonelective Contributions

Each payroll period, Therma-Tru Corp. will make a Qualified Nonelective Contribution on behalf of its eligible Participants in the amount of 3% of Compensation. Any Qualified Nonelective Contribution made under this Subsection will be allocated to the Employer Contribution (QNEC) Accounts of eligible Participants.

5.2	Profit-Sharing Contributions

Each year, MasterBrand Cabinets, Inc. will make a Profit-Sharing Contribution in the amount of $200 on behalf of each Participant at its Kinston, North Carolina facility who has been employed at such facility for at least 30 consecutive days and who is employed at such facility on the last day of the Plan Year or whose employment terminated during the Plan Year due to Retirement, Disability or death. Profit-Sharing Contributions made under this Subsection will be allocated to the Profit-Sharing (Vested) Accounts of eligible Participants.

5.3	Reduction of Profit-Sharing Contributions

The aggregate of an Employer’s Profit-Sharing Contribution for any Plan Year and its contributions under all tax-qualified retirement plans for such year will in no event exceed the maximum amounts deductible from the Employer’s income for such year under Code Section 404. If the Profit-Sharing Contribution or aggregate contributions for any Employer would exceed any deductible amounts, the contributions under this Plan will be reduced pro rata to the amount deductible. In addition, an Employer may reduce the amount of any Profit-Sharing Contribution that would otherwise be allocated to Highly Compensated Employees if, and to the extent, necessary to comply with the nondiscrimination and coverage requirements of Code Sections 401(a)(4) and 410(b). Any such reduction will reduce allocations made to Highly Compensated Employees but will not affect allocations to non-Highly Compensated Employees.

5.4	Timing of Profit-Sharing and Qualified Nonelective Contributions

Payment of any Profit-Sharing Contribution or Qualified Nonelective Contribution for any Plan Year may be made at any time prior to the time prescribed by law, including extensions for filing FBHS’s Federal income tax return for such Plan Year. Any Profit-Sharing Contribution may be made in whole or in part in cash or in property acceptable to the Trustee at the fair market value thereof on the date of the receipt by the Trustee.

5.5	Corrective Contributions/Reallocations

If, with respect to any Plan Year, an administrative error results in a Participant’s Account not being properly credited with his or her Tax Deferred Contributions, After-Tax Contributions, Catch-Up Contributions, Rollover Contributions, Matching Contributions, or

applicable Employer Contributions, or earnings on any such amounts, then corrective contributions or account reallocations may be made in accordance with this Subsection. Solely for the purpose of placing any affected Participant’s Account in the position that the Account would have been in had no error been made:

(a)	An Employer may make additional contributions to such Participant’s Accounts; or

(b)	The Committee may reallocate existing contributions among the Accounts of affected Participants.

In addition, with respect to any Plan Year, if an administrative error results in an amount being credited to an Account for a Participant or any other individual who is not otherwise entitled to such amount, corrective action may be taken by the Committee, including, but not limited to, a direction to forfeit amounts erroneously credited (with such forfeitures to be used to reduce future Employer Contributions or other contributions to the Plan), reallocate such erroneously credited amounts to other Participants’ Accounts, or take such other corrective action as necessary under the circumstances. Any Plan administration error may be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), as determined by the Committee in its discretion.

SECTION 6

INVESTMENT AND FBHS STOCK PROVISIONS

6.1	Investment Funds

The ESOP portion of the Plan shall be invested exclusively in the FBHS Stock Fund, except that the Trustee may hold a small amount of the assets of the FBHS Stock Fund in cash pending investment, distribution, reallocation or transfer. Except as provided in Subsection 6.12, the Non-ESOP portion of the Plan shall be invested in one or more Investment Funds designated by the Trusts Investment Committee in its discretion for the investment of Participants’ Accounts. The Trusts Investment Committee, in its discretion, may from time to time establish new Investment Funds or eliminate existing Investment Funds (except the FBHS Stock Fund or the Beam stock fund as provided in Subsection 6.12). Contributions to the Plan may be uninvested pending allocation to the Investment Funds. The investment manager of each Investment Fund, or the Trustee if there is no investment manager, may invest the Investment Fund in short term investments or hold the assets thereof in cash pending investment, distribution, reallocation or transfer.

6.2	Investment Fund Elections and Transfers

Each Participant may elect to invest his or her Accounts in whole multiples of 1% in any one or more of the Investment Funds except as specifically provided in the Plan. The Participant’s investment election will apply to all future contributions to a Participant’s Accounts, but the Participant may make a separate investment election for his or her Rollover Account. However, based on uniform procedures established by the Committee, if a Participant fails to make an investment election, such Participant’s Accounts will be invested in default investment arrangement specified by the Committee in accordance with ERISA Section 404(c)(5) and accompanying regulations until the Participant elects to change the investment of such Accounts in accordance with this Subsection. A Participant may change his or her investment election (in whole multiples of 1%) with respect to future contributions in accordance with the rules established from time to time by the Committee. A Participant’s investment election shall remain in effect until later changed in accordance with the rules of the Committee.

Each Participant may elect to transfer (in whole multiples of 1%) all or a part of the Participant’s Accounts in an Investment Fund to one or more of the other Investment Funds. However, purchases or sales of shares of FBHS Common Stock in the FBHS Stock Fund must be made in whole shares except in the case of an Account’s liquidation. Transfers to and from the Investment Funds will be subject to rules established from time to time by the Committee. Such rules may include restrictions on the Participant’s ability to transfer into or out of an Investment Fund if the Committee or the Investment Fund determines that the Participant’s transfer activity would be detrimental to the Investment Fund or the Plan. A Participant’s Account may be charged a redemption fee for frequent transfers into and out of an Investment Fund within a restricted time period established by the Investment Fund. In addition, a Participant’s Account invested in the FBHS Stock Fund may be charged commissions and fees associated with the purchase or sale of FBHS Common Stock.

6.3	Election Procedures

Any election to invest Accounts, change the investment of new contributions, or make interfund transfers within the Plan (other than an automatic investment election) must be made through an Approved Form of Election. Any such election will be effective as soon as practicable following the Participant’s election, subject to the availability of funds in the Investment Funds.

6.4	Dividend Election

Each Participant will have the right to elect to receive a cash payment of any cash dividends paid on vested shares of FBHS Common Stock allocated to his or her Account, or to elect to reinvest such vested dividends in FBHS Common Stock. If a Participant fails to make an affirmative election under this Subsection, the Participant will be deemed to have elected to reinvest his or her vested dividends in shares of FBHS Common Stock. The Committee will establish rules and procedures for such elections.

6.5	Voting of Shares in FBHS Stock Fund

The Trustee shall notify each Participant of each meeting of the FBHS shareholders and shall furnish to each Participant copies of the proxy statements and other communications distributed to shareholders in connection with any such meeting. The Trustee will have no discretion or authority to exercise any voting rights with respect to shares held in the FBHS Stock Fund. Each Participant will be entitled to direct the Trustee as to the manner in which any voting rights of shares of FBHS Common Stock allocated to his or her Accounts are to be exercised. The Trustee will exercise the voting rights of such shares in accordance with the most recent and timely direction received by the Trustee from such Participant. If the Trustee does not receive timely direction with respect to the voting of shares held in the FBHS Stock Fund, the Trustee will vote such shares in the same manner and in the same proportion as the shares for which the Trustee received voting instructions. The Trustee will combine fractional interests of Participants in shares of FBHS Common Stock held in the FBHS Stock Fund to the extent possible.

6.6	Tendering of Shares in FBHS Stock Fund

The Trustee shall notify each Participant of any tender offer for, exchange of, or a request or invitation for tenders of FBHS Common Stock and shall request from each Participant instructions for the Trustee as to the tendering of FBHS Common Stock credited to the Participant’s Accounts. The Trustee shall have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of FBHS Common Stock held in the FBHS Stock Fund pursuant to any tender offer except as provided in this Subsection. For purposes of this Subsection, a “tender offer” will mean any tender or exchange offer for, or request or invitation for tenders or exchanges of, shares of FBHS Common Stock and will include any tender offer made by or on behalf of FBHS. Each Participant will direct the Trustee on the tendering, depositing, selling, exchanging or transferring of shares of FBHS Common Stock allocated to the Participant’s Account pursuant to any tender offer. The Trustee will tender, deposit, sell, exchange or transfer such shares (or will retain such shares in the FBHS Stock Fund) pursuant to a tender offer only in accordance with the most recent and timely direction received by such Participant. However, if the Trustee does not receive timely tender directions with respect to shares held in the FBHS Stock Fund, the Participants to which such shares are attributable will be deemed to have directed the Trustee that such shares be retained in the FBHS Stock Fund subject to all provisions of the Plan, the Trust Agreement, and applicable law. In such instance, the Trustee will not tender, deposit, sell, exchange any FBHS Common Stock if a timely tender direction was not received.

If, under the terms of a tender offer, any shares of FBHS Common Stock tendered or deposited may be withdrawn, the Trustee will (i) use its best efforts to solicit the direction of each Participant as to the exercise of withdrawal rights with respect to shares of FBHS Common Stock that have been tendered or deposited pursuant to this Subsection, and (ii) exercise (or refrain from exercising) such withdrawal rights in the same manner as will reflect the most recent and timely directions received on the exercise of such withdrawal rights. The Trustee will not withdraw shares except pursuant to a timely direction of a Participant.

The Trustee will combine fractional interests of Participants in shares held in the FBHS Stock Fund to the extent possible. The proceeds of any sale, exchange or transfer of shares of FBHS Common Stock pursuant to the direction of a Participant in accordance with this Subsection will be invested in the default investment arrangement specified by the Committee in accordance with ERISA Section 404(c)(5) and accompanying regulations unless such Participant makes an investment election on an Approved Form of Election.

6.7	Trustee to Communicate Voting and Tender Procedures

The Trustee will communicate or cause to be communicated to all Participants the procedures regarding the exercise of voting rights of shares of FBHS Common Stock held in the FBHS Stock Fund. In the event of a tender offer, the Trustee will communicate the procedures relating to a Participant’s right to give directions to the Trustee, and in particular, the consequences of any failure to provide timely direction to the Trustee. The Trustee will distribute or cause to be distributed to all Participants as promptly as possible all communications and other materials, if any, that are being distributed to the holders of FBHS Common Stock, or the holders of the securities to whom a tender offer is directed, and that relate to any matter on which holders of FBHS Common Stock are entitled to tender, to exercise rights or to vote by proxy, consent or otherwise. FBHS will also promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of FBHS. FBHS will provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants in connection with voting or other tender rights.

6.8	Confidentiality of Voting and Tender Directions

Except to the extent necessary to provide the Employers with information necessary to accurately maintain Plan and Participant records, the Trustee will use its best efforts (i) to keep confidential the direction (or the absence thereof) from each Participant in connection with the exercise of voting rights of shares held in the FBHS Stock Fund, or with respect to any tender offer, and the identity of such Participant, and (ii) not to divulge such direction or identity to any person or entity, including, without limitation, FBHS, any other Employer and any Non-Participating Employer and any director, officer, employee or agent thereof. It is the intent of this Subsection that FBHS, each other Employer, and each Non-Participating Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant in connection with the exercise of voting rights of such shares or with respect to any tender offer.

6.9	Invalidity of Voting or Tender Procedures

The Plan’s voting and tender procedures will be given no force and effect in circumstances where a court of competent jurisdiction issues an opinion or decree which, in the opinion of counsel to FBHS or the Trustee, in the particular circumstances, (i) invalidates any provisions of the Plan or the Trust Agreement with respect to the exercise of voting or tender rights of shares held in the FBHS Stock Fund, (ii) causes any portion of the Plan or Trust’s voting or tender provisions to conflict with ERISA or other laws, or (iii) requires the Trustee not to exercise voting rights, transfer shares, or exercise tender or withdrawal rights. Except to the extent otherwise specified in such opinion or decree, the Trustee will have no discretion or authority to exercise voting or tender rights with respect to shares of FBHS Common Stock held in the FBHS Stock Fund. The Trustee will act in accordance with the most recent timely directions received from Participants to the extent such directions have not been invalidated.

To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the voting, tendering, or withdrawal of tender of shares held in the FBHS Stock Fund, the Trustee will, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (i) take into account directions timely received from Participants as valid direction with respect to the exercise of voting rights or a tender offer, and (ii) to the extent that the Trustee deems it appropriate, take into consideration any relevant non-financial factors (in addition to any financial factors) bear in the exercise voting rights or in the sale, exchange, transfer, or tender or in the exercise of withdrawal rights.

6.10	Valuation of Investment Funds

As of each Business Day, the Trustee will report to the Trusts Investment Committee the fair market value of the assets of each Investment Fund and the number of shares of FBHS Common Stock in the FBHS Stock Fund. The fair market value of an Investment Fund will be the value of such Investment Fund as of the Close of Business on such Business Day.

6.11	Voting of Shares in Mutual Funds

At the time that notice of each annual or special stockholders’ meeting of any mutual fund held under any Investment Fund is provided, the Trustee will send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the mutual fund credited to his or her Accounts, together with a voting direction form for return to the Trustee or its designee. Participants will have the right to direct the Trustee as to the manner in which the Trustee is to vote shares credited to their respective Accounts that are invested in mutual funds held in Investment Funds. The Trustee will vote the shares as directed by the Participant or Beneficiary. The Trustee will not vote shares for which it has not received a direction from the Participant. With respect to all additional rights relating to shares held in mutual funds under the Investment Funds, the Trustee will follow the directions of the Participants and, if no such directions are received, the directions of the Trusts Investment Committee.

6.12	Special Rules Applicable to Beam Stock Fund

One of the Investment Funds will be the Beam stock fund, the assets of which are primarily invested in Beam common stock. While Participants may elect to transfer from the Beam stock fund at any time, subject to applicable Plan provisions and rules established by the Committee, no Participant will be permitted to make a new investment in the Beam stock fund on or after the Effective Date. On June 29, 2012, each Participant’s interest in the Beam stock fund will be liquidated and reinvested as directed by the Participant, or for any Participant who fails to provide direction in accordance with procedures established by the Committee, in the default investment arrangement specified by the Committee in accordance with ERISA Section 404(c)(5) and related regulations. While the Beam stock fund is maintained under the Plan, it will be treated as an Investment Fund under Subsection 6.1, subject to applicable Plan provisions and the following:

(a)	Sales of Shares. Sales of shares of Beam common stock in the Beam stock fund must be made in whole shares except in the case of an Account’s liquidation, and the Participant’s Account may be charged commissions and fees associated with the sale of Beam common stock.

(b)	Voting Rights. Participants who are allocated shares of Beam common stock will have the same voting rights with respect to those shares as are available to Participants who are allocated shares of FBHS Common Stock, as described in Subsections 6.5, 6.6, 6.7, 6.8, and 6.9.

(c)	Distributions in Kind. If a portion of a Participant’s Account is invested in Beam common stock, the Participant may elect to receive payment of such portion in whole shares of Beam common stock in accordance with such rules as the Committee may establish.

(d)	Dividends. Cash dividends paid on Beam common stock allocated to a Participant’s Account will be credited to the Participant’s Accounts in accordance with the Participant’s current investment election.

SECTION 7

ACCOUNTS

7.1	Participants’ Accounts

The Committee will maintain or cause to be maintained the following separate Accounts for each Participant:

(a)	After-Tax Account. An After-Tax Account will be maintained for each Participant on whose behalf After-Tax Contributions are made to this Plan and on whose behalf any after-tax contributions were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s After-Tax Account.

(b)	After-Tax (Grandfathered) Account. An After-Tax (Grandfathered) Account will be maintained for each Participant on whose behalf: (i) a Deposit Account or Post-Tax Transfer Contribution Account was maintained under the Profit-Sharing Plan of American Brands, Inc. or the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan as of December 31, 1995, and/or (ii) after-tax contributions were made to an Employee Savings Account or Rollover Account that was maintained under the Acushnet Company Employee Savings Plan as of December 31, 1995. Any after-tax contributions in such accounts, and earnings and losses on those contributions, will be allocated to such After-Tax (Grandfathered) Account.

(c)	After-Tax Rollover Account. An After-Tax Rollover Account will be maintained for each Participant on whose behalf any After-Tax Rollover Contributions have been made to this Plan and, except as otherwise specified in this Subsection, on whose behalf any after-tax contributions have been transferred or rolled over from a Prior Plan. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s After-Tax Rollover Account.

(d)	Catch-Up Account. A Catch-Up Account will be maintained for each Participant on whose behalf Catch-Up Contributions are made to this Plan and on whose behalf any catch-up contributions were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Catch-Up Account.

(e)	Employer Contribution (QNEC) Account. An Employer Contribution (QNEC) Account will be maintained for each Participant on whose behalf: (i) Qualified Nonelective Contributions are made to this Plan; (ii) qualified nonelective contributions were made under a Prior Plan, (iii) safe harbor nonelective contributions were made under the Therma-Tru 401(k) Retirement Savings Plan prior to September 1, 2005, and/or (iv) a special 2006 contribution for Employees of Beam Wine Estates, Inc. was made under the Fortune Brands Retirement Savings Plan. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Employer Contribution (QNEC) Account.

(f)	Match Account. A Match Account will be maintained for each Participant on whose behalf: (i) Matching Contributions are made to this Plan, (ii) matching contributions were made under a Prior Plan, except the Acushnet Company Employee Savings Plan and the SBR, Inc. and Subsidiaries 401(k) Plan, and/or (iii) an employer match account was maintained under the Wild Horse Winery 401(k) Profit Sharing Plan as of December 31, 2003. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Match Account.

(g)	Match (Vested) Account. A Match (Vested) Account will be maintained for each Participant on whose behalf a separate account attributable to employer contributions under the Style Mark 401(k) Plan was maintained under the SBR, Inc. and Subsidiaries 401(k) Plan as of July 2, 2007. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Match (Vested) Account.

(h)	Money Purchase Account. A Money Purchase Account will be maintained for each Participant on whose behalf: (i) a Kensington Money Purchase Account was maintained under the ACCO World Corporation Profit-Sharing Plan as of December 31, 1995, (ii) contributions were made under the CSI Donner 401(k) Retirement Plan, and/or (iii) a separate account attributable to the Therma-Tru Corp. Western Operations Hourly Employees’ Retirement Plan or to another merged plan was maintained under the Therma-Tru 401(k) Retirement Savings Plan as of September 1, 2005. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Money Purchase Account.

(i)	Profit-Sharing Account. A Profit-Sharing Account will be maintained for each Participant on whose behalf profit-sharing or company discretionary contributions (other than the contributions described in Paragraphs (j), (k) and (l) below) were made under a Prior Plan. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Profit-Sharing Account.

(j)	Profit-Sharing (Grandfathered) Account. A Profit-Sharing (Grandfathered) Account will be maintained for each Participant on whose behalf: (i) a Withdrawal Account was maintained under the Profit-Sharing Plan of American Brands, Inc. or the Jim Beam Brands Co. Profit-Sharing and 401(k) Savings Plan as of December 31, 1995, and/or (ii) a Company Contribution Account, Employee Savings Account, Rollover Contribution Account, Transferred General Mills Plan Account or Tax Deductible Account was maintained under the Acushnet Company Employee Savings Plan as of December 31, 1995. Amounts in such accounts (other than any amounts attributable to after-tax contributions), and earnings and losses on those amounts, will be allocated to such Participant’s Profit-Sharing (Grandfathered) Account.

(k)	Profit-Sharing (Moen) Account. A Profit-Sharing Account will be maintained for each Participant on whose behalf Moen Incorporated made profit-sharing contributions under a Prior Plan. These contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Profit-Sharing (Moen) Account.

(l)	Profit-Sharing (Vested) Account. A Profit-Sharing (Vested) Account will be maintained for each Participant on whose behalf: (i) MasterBrand Cabinets, Inc. makes a Profit-Sharing Contribution to this Plan, (ii) Therma-Tru Corp. made a Profit-Sharing Contribution to the Fortune Brands Home & Security Retirement Savings Plan or the Fortune Brands Retirement Savings Plan on or following September 1, 2005, (iii) discretionary employer contributions were made under the Therma-Tru 401(k) Retirement Savings Plan prior to September 1, 2005, (iv) a separate account attributable to post-2001 employer matching contributions was maintained under the Therma-Tru 401(k) Retirement Savings Plan prior to September 1, 2005, and/or (v) employer contributions were made under the Future Brands LLC Retirement Savings Plan. Any contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Profit-Sharing (Vested) Account.

(m)	Rollover Account. A Rollover Account will be maintained for each Participant on whose behalf any Rollover Contributions (other than After-Tax Rollover Contributions) have been made to this Plan and, except as otherwise specified in this Subsection, on whose behalf any rollover contributions (other than after-tax rollover contributions) have been transferred or rolled over from a Prior Plan. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Rollover Account.

(n)	Tax Deferred Account. A Tax Deferred Account will be maintained for each Participant on whose behalf: (i) Tax Deferred Contributions are made to this Plan, (ii) tax deferred contributions were made under a Prior Plan, and/or (iii) cash option contributions were made under the Fortune Brands Retirement Savings Plan prior to January 1, 2002. Such contributions, and any earnings and losses on those contributions, will be allocated to the Participant’s Tax Deferred Account.

7.2	ESOP Subaccounts

The Committee will maintain or cause to be maintained separate subaccounts in the Accounts of each Participant to reflect the value of the Participant’s balances in the ESOP portion of the Plan and the Non-ESOP portion of the Plan. The ESOP subaccount will reflect the portion of each Account invested in the FBHS Stock Fund. The Non-ESOP subaccount will reflect the portion of each Account invested in all Investment Funds other than the FBHS Stock Fund.

7.3	Allocation of Earnings and Losses to Accounts

Subject to a Participant’s dividend election under Subsection 6.4, earnings and losses will be allocated to the Accounts of all Participants as of each Business Day by credit or deduction therefrom, as the case may be, of the increase or decrease in the value of the Investment Funds in which such Accounts are invested since the immediately preceding Business Day. A Participant’s or Beneficiary’s Accounts will continue to share proportionately in the increase or decrease attributable to the Investment Funds until all amounts in such Accounts are paid.

7.4	Allocation of Contributions to Accounts

As of the Close of Business on each Business Day, Tax Deferred, After-Tax, Catch-Up, Matching, Qualified Nonelective, Profit-Sharing, Rollover, and After-Tax Rollover Contributions made to the Plan during the period then ended by or on behalf of each Participant will be credited to such Participant’s Tax Deferred, After-Tax, Catch-Up, Match, Employer Contribution (QNEC), Profit-Sharing (Vested), Rollover, and After-Tax Rollover Accounts, respectively.

7.5	Statement of Account

At such times and in such manner as determined by the Committee, each Participant will be furnished with a statement reflecting the condition of his or her Accounts in the Trust Fund.

7.6	Accounts for Alternate Payees

A separate Account shall be established for an Alternate Payee entitled to any portion of a Participant’s Account under a Qualified Domestic Relations Order in accordance with procedures established by the Committee and applicable law. Such separate Account shall be valued and accounted for in the same manner as any other Account. Pursuant to the terms of the Qualified Domestic Relations Order, an Alternate Payee may receive a distribution of his or her benefits in the same manner as if such Alternate Payee were a Participant at any time after the Qualified Domestic Relations Order has been approved by the Committee, without regard to whether such distribution is made or commences prior to the Participant’s earliest retirement age (as defined in Code Section 414(p)(4)(B)). If a separate Account has been established on behalf of an Alternate Payee but all of the amounts in the Account have not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if such Alternate Payee were a Participant. Subject to the Committee’s rules, an Alternate Payee may designate one or more Beneficiaries to receive payment of the Alternate Payee’s separate Account under the Plan in the same manner as if such Alternate Payee were a Participant, except that the Alternate Payee may designate an alternate Beneficiary other than his or her Spouse without such Spouse’s consent.

7.7	Order and Timing of Withdrawals, Loans, and Distributions

Any amounts to be paid to a Participant, a Beneficiary, or an Alternate Payee will be withdrawn from his or her Accounts and charged against the Investment Funds in the applicable Account in accordance with rules and procedures established by the Committee, The withdrawal, loan, or distribution will be valued and processed as soon as practicable following receipt of the request by the Committee or its designee.

7.8	Contribution Limitations

For each Plan Year, the annual additions (as defined in applicable Treasury Regulations issued under Code Section 415) to a Participant’s Account shall not exceed the lesser of $49,000 (as adjusted for cost-of-living increases under Code Section 415(d)) or 100% of the Participant’s compensation for the Plan Year, subject to the following:

(a)	For purposes of this Subsection, a Participant’s compensation for a Plan Year shall mean compensation within the meaning of Treasury Regulation sections 1.415(c)-2(b) and (c) that is actually paid or made available during such Plan Year, subject to the following:

(i)	Compensation shall include amounts received pursuant to a nonqualified unfunded deferred compensation plan in the Plan Year in which such payments are received.

(ii)	Compensation shall exclude amounts paid after a Participant’s severance from employment, except for the following amounts paid within the later of 2-1/2 months after the Participant’s severance from employment or the end of the Plan Year that includes the date of the Participant’s severance from employment:

(A)	Payments of unpaid wages, overtime, annual bonuses, long-term incentive pay and commissions;

(B)	Payments of unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued; and

(C)	Payments received by the Participant pursuant to a nonqualified unfunded deferred compensation plan that would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

(iii)	Compensation shall include compensation paid to an individual who does not currently perform services for an Employer by reason of Qualified Military Service to the extent the compensation does not exceed amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering Qualified Military Service.

(iv)	Compensation shall include any deemed section 125 compensation as defined in Revenue Ruling 2002-27.

(v)	Compensation shall not include amounts in excess of the limitation under Code Section 401(a)(17) in effect for the Plan Year.

(b)	The Committee shall take any actions it deems advisable to avoid an annual addition in excess of Code Section 415; provided, however, if a Participant’s annual addition for a Plan Year actually exceeds the limitations of this Subsection, the Committee shall correct such excess in accordance with applicable guidance issued by the Internal Revenue Service. Any such correction of excess annual additions shall be charged against the Investment Funds in the applicable Account on a pro rata basis.

(c)	Annual additions shall be subject to Code Section 415 and applicable Treasury regulations issued thereunder, the requirements of which are incorporated herein by reference to the extent not specifically provided above or in Subsection 7.9.

7.9	Combining of Plans

In applying the limitations set forth in the prior Subsection, reference to this Plan shall mean this Plan and all other defined contribution plans (whether or not terminated) maintained by the Related Employers. If necessary, a Participant’s annual additions shall be limited by first reducing annual additions under the plan under which the Participant is then currently covered (or was most recently covered) as an active employee, then under the next most recent plan that covered the Participant as an active employee, and so on in reverse chronological order through all aggregated plans, until the Participant’s annual additions have been reduced sufficiently to comply with Code Section 415 and Subsection 7.8.

SECTION 8

VESTING AND FORFEITURES

8.1	Participant Contributions

A Participant will at all times be 100% vested in his or her Tax Deferred, After-Tax, Catch-Up, Rollover, After-Tax Rollover, and After-Tax (Grandfathered) Accounts.

8.2	Matching Contributions

Each Participant will be 100% vested in his or her Match Account on the first to occur of the following: (i) Retirement; (ii) termination of employment by reason of Disability; (iii) death; (iv) attainment of Normal Retirement Age; (v) completion of one year of Vesting Service; and (vi) Termination of Employment Without Fault. However, each Participant who was hired by Omega Cabinets, Ltd. prior to July 1, 2004, shall fully vest in his or her Match Account upon the earlier of one year of Vesting Service or the Participant’s attainment of age 55, and each Participant in the Plan on September 30, 1999 will be 100% vested in his or her Match Account.

8.3	Profit-Sharing Contributions

Each Participant will at all times be 100% vested in his or her Profit-Sharing (Vested) Account.

8.4	Qualified Nonelective Contributions

Each Participant will at all times be 100% vested in his or her Employer Contribution (QNEC) Account.

8.5	Prior Plan Accounts

The following special vesting rules will apply under the Plan to contributions made under Prior Plans:

(a)	Money Purchase, Profit-Sharing (Grandfathered), and Match (Vested Accounts.) Each Participant will at all times be 100% vested in his or her Money Purchase Account, Profit-Sharing (Grandfathered) Account, and Match (Vested) Account.

(b)	Profit-Sharing Account. A Participant will be 100% vested in his or her Profit-Sharing Account on the first to occur of the following: (i) Retirement; (ii) termination of employment by reason of Disability; (iii) death; (iv) attainment of Normal Retirement Age; (v) completion of five years of Vesting Service; and (vi) Termination of Employment Without Fault. Each Participant who has Severance From Service prior to 100% vesting as provided above, will vest in a percentage of his or her Profit-Sharing Account according to the following table:

Years of Vesting Service	Vested Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

However, each Participant who was hired by Omega Cabinets, Ltd. prior to July 1, 2004, will vest in his or her Profit-Sharing Account upon the Participant’s attainment of age 55 or, if sooner, pursuant to the vesting schedule described above.

(c)	Profit-Sharing (Moen) Account. A Participant will be 100% vested in his or her Profit-Sharing (Moen) Account transferred from the Fortune Brands Home & Security Retirement Savings Plan or the Fortune Brands Retirement Savings Plan on the first to occur of the following: (i) Retirement; (ii) termination of employment by reason of Disability; (iii) death; (iv) attainment of Normal Retirement Age; (v) completion of three years of Vesting Service; and (vi) Termination of Employment Without Fault. Each Participant who has Severance From Service prior to 100% vesting as provided above will have no vested interest in his or her Profit-Sharing (Moen) Account.

8.6	Amendments to Vesting Schedule

No amendment to the Plan’s vesting schedules will deprive a Participant of nonforfeitable rights to benefits accrued prior to the date of such amendment. If the Plan’s vesting schedule is amended, each Participant with at least three years of Vesting Service may elect to have his or her nonforfeitable percentage determined without regard to such amendment. The period during which the election may be made will commence with the date the amendment is adopted and will end on the later of 60 days after the amendment is adopted, 60 days after the amendment is effective, and 60 days after the Participant receives written notice of the amendment.

8.7	Forfeitures

Any portion of a Participant’s Accounts that do not vest will be regarded as forfeitures when such Participant’s Account is completely distributed or deemed distributed under Section 9. The Plan Administrator, in its sole discretion, may use such forfeited amounts to reduce Employer contributions and/or to pay reasonable administrative expenses of the Plan. Pending allocation to reduce Employer contributions or pay administrative expenses, such amounts will be invested as directed by the Trusts Investment Committee or its designee.

8.8	Reinstatement of Accounts for Rehires

If an inactive Participant who has made Tax Deferred Contributions resumes employment and again becomes a Participant at any time, or if an inactive Participant who has received a distribution of less than the full amount of his or her Accounts resumes employment and again becomes a Participant before incurring a Break in Service (defined below) of five years, the portion of the Participant’s Account that was previously forfeited will be reinstated. If an inactive Participant who has received a distribution of less than the full amount of his or her Accounts again becomes a Participant, and if a Break in Service of five years has not occurred, the Participant also may repay in cash the amount of his or her previously distributed Accounts. Any such repaid amount will be nonforfeitable. Reinstated amounts will be invested in the default investment arrangement specified by the Committee in accordance with ERISA Section 404(c)(5) and accompanying regulations until such Participant makes an investment election on an Approved Form of Election with respect to such amounts. For purposes of this Subsection, a “Break in Service” means any period commencing with the Participant’s Severance From Service and continuing for at least 12 consecutive months until reemployment by any Related Employer.

8.9	Vesting Schedule at Death or Disability While in Qualified Military Service

If a Participant dies or incurs a Disability while in Qualified Military Service, the Participant will be treated as having returned to employment on the day preceding his or her death or Disability and then terminating employment on the date of death or Disability. Such Participant’s period of Qualified Military Service shall be included for purposes of determining the Participant’s Vesting Service and the eligibility of the Participant’s Beneficiary to receive any benefits under the Plan. However, this Section does not entitle a Participant to any additional contributions during the period of Qualified Military Service.

SECTION 9

PAYMENTS

9.1	Form of Payment

Except for the Money Purchase Account, the vested percentage of the Participant’s Account will be paid to or for the benefit of the Participant or his or her Beneficiary, as of the payment dates specified in Subsection 9.4, in one or more of the following forms of payment as the Participant or his or her Beneficiary elects:

(a)	By a single lump sum payment; or

(b)	By periodic installments during a period not to exceed the life expectancy of the Participant or the joint life expectancy of the Participant and his or her designated Beneficiary determined at the date payments begin.

For any distribution described in this Section 9, the Participant, or his or her Beneficiary if applicable, may elect in accordance with rules established by the Committee to receive payment in whole shares of FBHS Common Stock, except in the case of periodic installments made more frequently than annually.

9.2	Partial Lump Sum and Conversion from Periodic Installments to Lump Sum

If a Participant or his or her Beneficiary is receiving periodic installments, then the Participant or Beneficiary may request, through an Approved Form of Election, that all of the Participant’s Accounts be converted from periodic installments to a single lump sum payment. Unless a Participant is eligible for an in-service withdrawal, a Participant, his or her Beneficiary, who is receiving periodic installments may not receive a partial lump sum payment of his or her Accounts. However, if an inactive Participant has a Severance From Service after age 55, the inactive Participant or his or her Beneficiary may elect through an Approved Form of Election to receive a partial lump sum payment of his or her Accounts. The minimum amount of any partial lump sum payment under this Subsection is $1,000.

9.3	Lump Sum Payment of Amounts of $1,000 or Less

If the Participant incurs a Severance From Service and if the vested value of the Participant’s Accounts, including the value of the Participant’s Rollover Account and After-Tax Rollover Account, does not exceed $1,000, the Participant’s Accounts will be paid as soon as practicable in a single lump sum payment. If the vested value of such Accounts is zero, then such vested value will be deemed paid to the Participant immediately. However, if the Participant or Beneficiary has begun receiving payments and there is at least one remaining periodic payment, the vested Accounts will not be paid in a single lump sum payment without the Participant’s or Beneficiary’s consent (and the consent of his or her Spouse or surviving Spouse, if applicable).

9.4	Time of Payment

If a Participant incurs a Severance From Service for any reason, and if the vested Account of a Participant or Beneficiary exceeds $1,000, his or her vested Accounts will be paid as soon as practicable following the later of: (i) the Participant’s Severance From Service, or (ii) the receipt by the Committee or its designee of a distribution request by an Approved Form of Election. Unless such Participant elects a distribution, his or her payments are deferred, subject to the minimum distribution rules in Subsection 9.13. Any Profit-Sharing Contribution allocable to the Participant’s Profit-Sharing (Vested) Account after the date of any elected payment will be paid as soon as practicable after the receipt by the Committee or its designee of a distribution request by an Approved Form of Election.

9.5	Payment of Money Purchase Account

If a Participant has a Money Purchase Account, then the Trustee will pay all vested amounts held in that Participant’s Money Purchase Account in accordance with this Subsection, which amounts are subject to the joint and survivor annuity requirements of Code Sections 401(a)(11) and 417 and are referred to as “Section 401(a)(11) Assets.” The Trustee will pay Section 401(a)(11) Assets, in cash or in kind, to or for the benefit of the Participant, as of the payment date and in the normal payment form described below, unless the Participant elects either a lump sum or installment payments. If the Participant is married, such election must be made pursuant to a qualified election, as described below.

(a)	Normal Payment Forms. The Participant’s normal payment form depends upon his or her marital status on the annuity starting date (as defined in Treasury Regulations).

(i)	If a Participant is legally married on his or her annuity starting date payment of Section 401(a)(11) Assets will be made in the form of a joint and survivor annuity, unless the Participant elects either a lump sum or installment payments pursuant to a qualified election. The joint and survivor annuity will equal the value of a single life annuity. The joint and survivor benefits following the Participant’s death will continue to the surviving Spouse during the surviving Spouse’s lifetime at a rate equal to 50% of the benefits payable to the Participant. The Participant may elect to receive a smaller annuity benefit with payments continuing to the surviving Spouse at a rate of 75% or 100% of the rate payable to the Participant during his or her lifetime.

(ii)	If a Participant is not married on his or her annuity starting date, payment of Section 40l(a)(11) Assets will be made in life annuity form unless the Participant elects an alternate payment form.

Annuity payments must be paid over a period that does not extend beyond either the life of the Participant or the lives of the Participant and his or her Beneficiary.

(b)	Qualified Election. To make a qualified election, a married Participant must waive his or her right to joint and survivor annuity payments within the 180-day period ending on his or her annuity starting date. A married Participant’s Spouse must consent to the Participant’s waiver of the joint and survivor annuity in the following manner.

(i)	The Spouse’s consent to the waiver must be in writing, must acknowledge the effect of the waiver and must specify either the optional form of benefit selected or that the Spouse has the right to limit consent to a specific optional form and elects to relinquish such right.

(ii)	The Spouse must also consent to any non-Spouse Beneficiary designated in the waiver, including any class of Beneficiaries or contingent Beneficiaries, which may not be changed without spousal consent (unless the Spouse expressly permits designations by the Participant without further spousal consent).

(iii)	The Spouse’s consent must be witnessed by a Plan representative or a notary public.

The Participant’s Spouse may revoke such consent at any time prior to the annuity starting date. Any consent will be valid only with respect to the Spouse who signs the consent or, in the event of a deemed qualified election, the designated Spouse. The missing Spouse rules of Subsection 9.9 shall apply. The Participant may revoke a qualified election without the consent of his or her Spouse at any time before the annuity starting date, and the number of revocations will not be limited.

The Committee will provide to each Participant, within a reasonable period prior to his or her annuity starting date a written explanation of: (i) the terms and conditions of the 50% and 75% joint and survivor annuities, (ii) the Participant’s right to make and the effect of an election to waive the 50% and 75% joint and survivor annuities, (iii) the rights of the Participant’s Spouse, and (iv) the right to waive the 50% and 75% joint and survivor annuities and the effect of a revocation of a previous election.

9.6	Pre-Retirement Death Benefits for Section 401(a)(11) Assets

If a Participant dies before his or her annuity starting date (as defined in Treasury Regulations) payment of vested Section 401(a)(11) Assets (defined in the preceding Subsection) will be paid to the surviving Spouse of the Participant in the form of a qualified pre-retirement survivor annuity unless the Participant either has no Spouse, the Participant and Spouse have executed a qualified pre-retirement election, or the Spouse elects to receive payment in either a lump sum or installment payments. The surviving Spouse may elect to receive payment as soon as administratively feasible after the Participant’s death. A Participant’s qualified pre-retirement election is subject to the same rules as a qualified election in the preceding Subsection, but instead of 180 days prior to the date, a qualified pre-retirement election must be made after the first day of the Plan Year in which a Participant attains age 35. A qualified pre-retirement election may specify an alternate Beneficiary or payment form. Any qualified pre-retirement election will become invalid as of the earlier of the first day of the Plan Year in which the Participant attains age 35 or the day of the Participant’s marriage or remarriage.

The Committee will provide to each Participant a written explanation of the qualified pre-retirement survivor annuity within the applicable period. With respect to any Participant, the applicable period means whichever of the following periods ends last:

(a)	The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(b)	A reasonable period ending after the individual becomes a Participant; or

(c)	A reasonable period ending after the Participant is first allocated Code Section 401(a)(11) Assets.

In the case of a Participant who incurs a Severance From Service before attaining age 35, the applicable period means the period beginning one year before the Severance From Service and ending one year after such Severance From Service.

9.7	Direct Rollover of Eligible Rollover Distribution

If payment of a Participant’s benefits constitutes an Eligible Rollover Distribution, then the Participant or other Eligible Distributee may elect to have such distribution paid directly to an Eligible Retirement Plan.

(a)	Eligible Distributee means a Participant, a Participant’s surviving Spouse who is entitled to receive payment of the Participant’s Accounts after the Participant’s death, an Alternate Payee, or designated Beneficiary (as defined in Code Section 401(a) (9)(E)).

(b)	Eligible Retirement Plan means any one of the following that accepts an Eligible Rollover Distribution from an Eligible Distributee: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) an annuity plan described in Code Section 403(a), (iv) a qualified trust described in Code Section 401(a), (v) an annuity contract described in Code Section 403(b), (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or (vii) a Roth IRA as described in Code Section 408A, provided that such distribution meets the rollover requirements of Code Section 402(c). The definition of an Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse or Alternate Payee. However, in the case of a nonspouse Beneficiary, an Eligible Retirement Plan includes only an individual retirement account or annuity described in Code Section 408(a) or (b) or 408A.

(c)	Eligible Rollover Distribution means any distribution under the Plan to an Eligible Distributee other than: (i) a distribution that is one of a series of substantially equal payments made annually or more frequently either over the life (or life expectancy) of the Participant or the joint lives (or life expectancies) of the Participant and the Participant’s Beneficiary or over a specified period of 10 years or more, (ii) a distribution required to meet the minimum distribution requirements of Code Section 401(a)(9), (iii) any distribution which is made on account of hardship of the Participant, or (iv) a distribution excluded from the definition of “Eligible Rollover Distribution” under the Code or applicable Treasury Regulations. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in Code Section 401(a) or 403(a), or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred.

9.8	Designation of Beneficiary

Other than Section 401(a)(11) Assets, at any time before payment of Participant’s Accounts or, if installment payments have begun, then at any time before payment of the last installment, a Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who will be the same person or persons for each of the Participant’s Accounts) on an Approved Form of Election. The Participant may change or revoke any such designation on an Approved Form of Election at any time before payment of his or her Account Balances or, if payment has begun in periodic installments, then at any time before the last installment has been paid. The Spouse will in all cases be deemed to be the Beneficiary of the Participant unless (i) the Participant has filed an Approved Form of Election designating a non-Spouse Beneficiary, (ii) the Spouse of the Participant has consented in writing to such designation, (iii) the consent acknowledges the effect of the designation and is witnessed by a notary public, and (iv) such election designates a Beneficiary that may not be changed without further spousal consent, unless the Spouse executed a general written consent expressly permitting changes of the Beneficiary without any requirement of further consent of the Spouse.

Upon a Participant’s death, a Beneficiary may designate a secondary Beneficiary or Beneficiaries to receive payment of the Participant’s Accounts upon the primary Beneficiary’s death. Such designation must be made in writing prior to entire payment of the Participant’s Accounts. If no effective secondary Beneficiary is designated upon the primary Beneficiary’s death, the remaining Accounts will be paid subject to Subsection 9.10.

9.9	Missing Spouse

The spousal consent requirements will not apply if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no Spouse, the Spouse cannot be located, or other circumstances (as described in regulations under Code Sections 401(a)(11) and 417) preclude the necessity of the Spouse’s consent. If the Spouse of a Participant is legally incompetent to give consent, such consent may be given by the Spouse’s legal guardian, which will include the Participant if he or she is the Spouse’s legal guardian. If the Participant is legally separated or has been abandoned, as provided by a court order, spousal consent will not be required, except where required provided by a Qualified Domestic Relations Order.

9.10	Absence of Beneficiary Designation

If a deceased Participant failed to designate a Beneficiary as provided above, or if the Beneficiary dies before the Participant or before complete payment of the Participant’s Accounts, the Participant’s Accounts shall be distributed in the following order.

(a)	To the Participant’s surviving Spouse (determined as of the date of the Participant’s death).

(b)	If Paragraph (a) does not apply because the Participant does not have a Spouse on the date of his or her death, to the legal representative or representatives of the estate of the last to die of the Participant and the Participant’s designated Beneficiary (the “Surviving Payee”).

(c)	If an estate is not opened on behalf of the Surviving Payee, to the personal representative of the Surviving Payee.

(d)	If there is no personal representative of the Surviving Payee, to or for the benefit of one or more of the Surviving Payee’s relatives by blood, adoption or marriage in such proportions as the Committee (or its delegate) determines.

9.11	Missing Persons

The Employers and the Committee shall not be required to search for or locate a Participant, Spouse, Alternate Payee or Beneficiary. Each Participant, Spouse, Alternate Payee, and Beneficiary must file with the Committee from time to time in writing his or her post office address and each change of post office address. Any communication, statement, or notice addressed to a Participant, Spouse, Alternate Payee, or Beneficiary at the last post office address filed with the Committee, or if no address is filed with the Committee, then in the case of a Participant, at the Participant’s last post office address as shown on the Employers’ records, shall be considered a notification for purposes of the Plan and shall be binding on the Participant, Spouse, Alternate Payee and Beneficiary for all purposes of the Plan. If the Committee notifies a Participant, Spouse, Alternate Payee, or Beneficiary, and if such person fails to claim Plan benefits or make such person’s whereabouts known to the Committee within two years after the notification, the benefits of the Participant, Spouse, or Beneficiary may be disposed of, to the extent permitted by applicable law, by one or more of the following methods:

(a)	By retaining such benefits in the Plan;

(b)	By paying such benefits to a court of competent jurisdiction for judicial determination of the right thereto;

(c)	By forfeiting such benefits in accordance with procedures established by the Committee. If a Participant, Spouse, Alternate Payee or Beneficiary is subsequently located, such benefits shall be restored to the Participant, Spouse, Alternate Payee or Beneficiary under the Plan; or

(d)	By any equitable manner permitted by law under rules adopted by the Committee.

9.12	Recovery of Benefits

In the event a Participant, Spouse, Alternate Payee, or Beneficiary receives a benefit payment from the Plan that is in excess of the benefit payment that should have been made to such Participant, Spouse, Alternate Payee, or Beneficiary or in the event a person other than a Participant, Spouse, Alternate Payee, or Beneficiary receives an erroneous payment from the Plan, the Committee shall have the right, on behalf of the Plan, to recover the amount of the excess or erroneous payment from the recipient. To the extent permitted under applicable law, the Committee may, at its option, deduct the amount of such excess or erroneous payment from any future benefits payable on behalf of a Participant, regardless of whether such amount would otherwise be paid to a Participant, Spouse, or Alternate Payee, Beneficiary who did not receive the overpayment.

9.13	Minimum Distribution Requirements

All distributions will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9). The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as described, which is generally the later of the April 1 following the Participant’s attainment of age 70 1/2 or the date the Participant has a Severance From Service. However, if the Participant is a 5% owner, Plan distributions must commence no later than the April 1 following the Participant’s attainment of age 70 1/2. Benefits must be paid over a period not extending beyond the life expectancy of the Participant or the joint life expectancies of the Participant and his or her Beneficiary. If the Participant dies after installment distributions have begun, payments will continue under the elected payment form. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than the following.

(a)

If the Participant’s surviving Spouse is the Participant’s sole Beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)	If the Participant’s surviving Spouse is not the Participant’s sole Beneficiary, distributions to the Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

If the Participant’s Spouse is the sole Beneficiary and dies after the Participant but before distributions have begun, then Paragraphs (b) and (c) above will apply as if the Spouse were the Participant.

9.14	Facility of Payment

When a person entitled to benefits under the Plan is under legal disability, or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct the Trustee to pay the benefits to such person’s legal representative, or to a relative or friend of such person for such person’s benefit, or the Committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

9.15	Distributions While in Qualified Military Service

If a Participant is in military service, he or she shall have the right to receive a distribution from the Plan as follows:

(a)	If the Participant is absent from employment due to Qualified Military Service for more than 30 days, the Participant shall be treated as if he or she had incurred a severance from employment for purposes of receiving a distribution under Code Section 401(k)(2)(B)(i)(1). A Participant who is deemed to have incurred a severance from employment hereunder may elect to receive payment from the vested value of the Participant’s Accounts. If a Participant elects to receive a payment pursuant to this Paragraph (a), the Participant may not make Tax Deferred, Catch-Up, or After-Tax Contributions, nor make any other contributions to any other qualified and non-qualified deferred compensation plans maintained by the Employer or a Related Employer for a period of 6 months following the date he or she receives the payment.

(b)

If the Participant is a reservist or national guardsman who is ordered or called to active duty after September 11, 2001, either (i) for an indefinite period of time or (ii) for a period longer than 179 days, then the Participant may elect to receive payment from the vested value of his or her Accounts, provided such distribution is made during the period beginning on the date the Participant is ordered or called to active duty and ending on the date the Participant’s active duty period closes.

SECTION 10

IN-SERVICE WITHDRAWALS

10.1	Hardship Withdrawals

A Participant may, prior to his or her Severance From Service, apply for a hardship withdrawal of all or any part of his or her vested Accounts, excluding the balances in his or her Money Purchase Account, Employer Contribution (QNEC) Account, and earnings credited on Tax Deferred Contributions after December 31, 1988 (the non-excluded portions of a Participant’s Accounts are called “eligible Accounts”). The minimum amount for any hardship withdrawal is $500 or the total remaining balance in the Participant’s eligible Accounts, whichever is less. Subject to such uniform and nondiscriminatory rules promulgated by the Committee, a Participant may apply only twice during any 12-month period for a hardship withdrawal of all or any part of his or her eligible Accounts. If a hardship withdrawal is made pursuant to this Subsection, the Participant may not make Tax Deferred, Catch-Up, or After-Tax Contributions for a period of 6 months following the date he or she receives the payment. A hardship withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. A Participant will be deemed to have an immediate and heavy financial need if the hardship is on account of:

(a)	Payment of unreimbursed medical expenses described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) previously incurred by the Participant, the Participant’s Spouse, any dependents of the Participant (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B)), including any non-custodial child who is subject to the special rule of Code Section 152(e) or payment of unreimbursed expenses necessary for these persons to obtain medical care described in Code Section 213(d);

(b)	Purchase (excluding mortgage payments) of the principal residence of the Participant;

(c)	Payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, or the Participant’s dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B));

(d)	Prevention of the eviction of the Participant from the Participant’s principal residence or prevention of the foreclosure on the mortgage on the Participant’s principal residence;

(e)	Payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to the change in definition under Code Section 152(d)(1)(B));

(f)	Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g)	Other events provided for in revenue rulings, notices or other documents of general applicability published by the Commissioner of Internal Revenue.

A Participant will be deemed to have established that the amount is not reasonably available from other resources if the Participant has elected to receive a cash distribution of the dividends paid on the shares of FBHS Common Stock allocated to his or her Account and has obtained all other in-service withdrawals, distributions and nontaxable loans available under this Plan and any other plan maintained by his or her Employer. The Employer will determine whether a financial hardship exists and the amount to be paid as a result of the hardship. When making this determination, the Employer may rely on the Participant’s written representation that his or her immediate and heavy financial need could not be satisfied in whole or in part from other resources reasonably available to the Participant. Financial hardship determinations will be made in accordance with the Code and the applicable Treasury Regulations and using a uniform and nondiscriminatory standard. If the Committee or its designee approves the hardship withdrawal, the hardship withdrawal will not exceed the amount required to meet the need created by the hardship, including any amounts necessary to pay any Federal income taxes or penalties reasonably anticipated to result from the withdrawal.

10.2	Withdrawals Upon Attainment of Age 59 1/2

Before a Participant’s Severance From Service, the Participant may apply for a withdrawal of all or any portion of his or her vested Accounts (other than his or her Money Purchase Account) after attainment of age 59 1/2.

10.3	Withdrawals From Profit-Sharing (Grandfathered) Account and After-Tax (Grandfathered) Account

A Participant may elect to withdraw all or any part of his or her Profit-Sharing (Grandfathered) Account or After-Tax (Grandfathered) Account. The minimum amount that may be withdrawn for any in-service withdrawal under this Subsection is $1,000 or the total remaining balances in the Participant’s Profit-Sharing (Grandfathered) Account and After-Tax (Grandfathered) Account, whichever is less.

10.4	In-Service Withdrawals for Certain Inactive Participants

Any Participant who is transferred to a Non-Participating Employer or a class of employees that is ineligible to participate in this Plan will be eligible to receive in-service withdrawals under this Section 10.

10.5	Withdrawals From Rollover Accounts

In addition to any other in-service withdrawals, a Participant may at any time before his or her Severance From Service apply for a withdrawal of all or any portion of his or her Rollover Account and After-Tax Rollover Account.

10.6	Application for and Form of In-Service Withdrawals

An application for any in-service withdrawal under this Section 10 must be made through an Approved Form of Election. Any withdrawal payment will be made as soon as practicable. In-service withdrawals may be paid in cash or in kind (in shares of FBHS Common Stock), as elected by the Participant in accordance with procedures established by the Committee.

SECTION 11

LOANS

11.1	Terms and Conditions of Loans

Pursuant to procedures the Committee shall establish for loan applications and processing, the Committee may approve loans to Participants, subject to the following terms and conditions.

(a)	Any application for a loan must be made through an Approved Form of Election.

(b)	A loan shall be evidenced by a written promissory note in a form approved by the Committee and shall provide for repayment over a fixed period and interest at the prevailing rate, which payment period and interest rate shall be determined by the Committee in a uniform manner.

(c)	The Participant shall pledge a portion of his or her Accounts as security for such loan.

(d)	A Participant may not have outstanding at any one time more than one loan for the purpose of purchasing any dwelling unit that within a reasonable time is to be used as the principal residence of the Participant (a “Principal Residence Loan”) and one loan for any other purpose (a “General Purpose Loan”). The term of a Principal Residence Loan will not exceed 10 years, and the term of a General Purpose Loan will not exceed 5 years; the minimum loan term is one year. A Participant may not apply for a new loan until 30 days after the prior loan is repaid in full.

(e)	The Committee may permit loan rollovers in cases of acquisitions or dispositions for specified groups during specified periods.

If a Participant transfers employment to a Non-Participating Employer or to a class of employees that is ineligible to participate in this Plan, the Participant still may apply for a loan. An inactive Participant whose Accounts have not been paid may not borrow from the Plan unless required by Federal law.

11.2	Amount of Loans

The principal amount of any loan made to a Participant, together with the unpaid balance of any other outstanding loans under the Plan and all other qualified employer plans (as defined in Code Section 219(e)(3)), on the date the loan is made, shall not exceed the lesser of (a) or (b) below:

(a)	$50,000, reduced by his or her highest outstanding Plan loan balance during the 12-month period ending the day before the loan is made; or

(b)	One-half of the Participant’s Accounts.

The minimum loan amount to a Participant shall not be less than $1,000.

11.3	Sources for Loans

A loan to a Participant may be made from his or her vested Accounts, excluding the balances in his or her Money Purchase Account. The Participant shall pay from his or her Accounts all reasonable fees related to the processing of any loan.

11.4	Repayment of Loans

Repayment of each loan will be made by payroll deduction. Each loan shall require substantially level amortization with payments not less frequently than quarterly. No partial loan prepayments will be accepted; however, full loan prepayment is permitted at any time without penalty. Pursuant to rules established by the Committee, if a Participant is on an unpaid Approved Leave of Absence or layoff, transfers employment to a Non-Participating Employer or a class of employees that is ineligible to participate in the Plan, becomes an inactive Participant, is Terminated Without Fault or incurs a Severance From Service because his or her Employer ceases to be a Related Employer as provided in Paragraph 14.2(d), then the Participant may continue to repay his or her loans on at least a monthly basis in accordance with the Plan’s loan procedures. However, if a Participant is on an Approved Leave of Absence due to military service, his or her loan repayments may be suspended in accordance with Code Section 414(u)(4). In addition, during a period of military leave, pursuant to the Servicemembers Civil Relief Act, the interest rate on a Participant’s outstanding loan shall be capped at the lesser of the original loan rate or 6 percent. A loan under the Plan will constitute an earmarked investment of the borrowing Participant’s Accounts. Loan repayments will be credited to the Participant’s Accounts from which the loan was made as of the date such payment is received by the Trustee on a pro rata basis. Loan repayments will be credited to the Investment Funds in accordance with the Participant’s investment election under Subsection 6.2 in effect at the time of loan repayment, and, in the absence of such investment election, to the default investment arrangement specified by the Committee in accordance with ERISA Section 404(c)(5) and accompanying regulations.

11.5	Unpaid Loans

A loan which is not repaid when due will be deemed to be in default and will be treated as a “deemed distribution” if not repaid within the cure period specified in uniform rules and guidelines established by the Committee. Upon distribution of a Participant’s Accounts before a loan is repaid in full, the unpaid loan balance, together with loan interest, will become due and payable, and the Trustee will first satisfy the indebtedness from the Participant’s Account before making any payments to Participant. If a loan defaults, foreclosure on the promissory note and attachment of security on such loan will not occur until a distributable event occurs under the Plan.

SECTION 12

ADMINISTRATION OF PLAN

12.1	Fiduciaries

The Fiduciaries will have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement or delegated to them by FBHS. FBHS may delegate all or any part of its powers, rights, and duties under the Plan to such person or persons as it may deem advisable, including the Committee, the Employers, the Trusts Investment Committee, and the Trustee. The Board of Directors has the sole authority to appoint and remove the members of the Committee and the Trusts Investment Committee.

(a)	Committee. The Committee will be responsible for the general administration of the Plan and the carrying out of its provisions. No person will be ineligible to be a member of the Committee because he or she is, was, or may become a Participant of the Plan.

(b)	Employers. In general, the respective Employers will have the sole responsibility for making contributions.

(c)	Trusts Investment Committee. The Trusts Investment Committee will have the sole authority to appoint investment managers and select Investment Funds. The Trusts Investment Committee may remove an investment manager at any time, upon reasonable notice. Upon such removal, or upon the resignation of an investment manager, the Trusts Investment Committee may appoint another investment manager.

(d)	Trustee and Investment Managers. The Trustee will have the sole responsibility for the administration of the Trust and the management of the Trust assets, except that, if the Trusts Investment Committee appoints one or more investment managers, each investment manager will have sole authority and responsibility for the investment and reinvestment of such portion of the Investment Funds as the Trusts Investment Committee directs. Except as otherwise provided in Subsection 6.11, the investment managers will have the sole authority to exercise the right to vote proxies with respect to any securities held in the Trust, other than proxies with respect to FBHS Stock Fund.

Each Fiduciary may rely upon any direction, information or action of another Fiduciary with respect to matters within the responsibility of such other Fiduciary and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. To the maximum extent permitted by law, each Fiduciary will be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and will not be responsible for any act or failure to act of another Fiduciary. To the maximum extent permitted by ERISA, no other Fiduciary will be liable for any loss which may result from a decision of an investment manager with respect to Plan assets under its control. The Committee will be the “Named Fiduciary” for purposes of ERISA.

12.2	Organization of Committee

The Board of Directors will elect a Chairman from among the members of the Committee and a Secretary who may be but need not be a member of the Committee.

12.3	Committee Actions

The Committee will hold meetings upon such notice, at such place or places and at such time or times, as it may from time to time determine. A majority of the members of the Committee at the time in office will constitute a quorum for the transaction of business. All resolutions adopted or other action taken by the Committee will be by vote of a majority of the members of the Committee present at any meeting or without a meeting by instrument in writing signed by a majority of the members of the Committee. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, takes such reasonable and legal steps in opposing such action or failure to act as may be appropriate, will not be responsible for any such action or failure to act.

12.4	Committee General Powers, Rights, and Duties

Except as otherwise specifically provided in the Plan and in addition to the powers, rights, and duties specifically given to the Committee elsewhere in the Plan and the Trust, the Committee shall have the following powers, rights, and duties, which shall be exercisable in the sole discretion of the Committee:

(a)	To delegate, as it deems advisable, all or part of its powers, rights, and duties.

(b)	To adopt such rules, procedures, and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and Trust and as are consistent with the Plan and Trust and to change, alter, or amend such rules, procedures, and regulations.

(c)	To construe and interpret the provisions of the Plan and make factual determinations, including the remedying of ambiguous provisions.

(d)	To determine all questions arising in the administration of the Plan, including the power to determine the rights or eligibility of Employees or Participants or any other persons, and the amounts of their benefits (if any) under the Plan, and to remedy ambiguities, inconsistencies, or omissions, and any such determination shall be binding on all parties.

(e)	To employ and suitably compensate such agents, attorneys, accountants, actuaries, recordkeepers, or other persons (who also may be employed by the Employers or the Trustee) to render advice and perform other services as the Committee may deem necessary or advisable to carry out its powers, rights, and duties.

(f)	To hear, review, and decide claims for benefits (including benefit claims appeals) under the Plan.

(g)	To direct the Trustee regarding payments or distributions from the Trust Fund in accordance with the provisions of the Plan and Trust.

(h)	To furnish the Employers and other Fiduciaries with such information as may be required by them for tax or other purposes in connection with the Plan, and to obtain from Fiduciaries and Participants such information as is necessary for the proper administration of the Plan.

(i)	To prepare reports in accordance with Subsection 12.7.

(j)	To communicate the Plan and its requirements to Participants.

(k)	To take such actions as the Committee may deem necessary or advisable to correct any errors in the operation of the Plan.

12.5	Allocations and Delegations of Responsibility

The Committee may delegate from time to time to such person or persons as it may deem advisable for the efficient administration of the Plan and Trust all or part of the Committee’s powers, rights, and duties under the Plan and the Trust and may authorize such person to delegate such powers, rights, and duties to other person or persons. Any such delegation may be made to an individual, a committee, or subcommittee established by the Committee, a third party, or any other entity selected by the Committee. The Committee at any time may modify or revoke any such delegation. Any action of a delegatee in the exercise of its delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. Except as otherwise provided by applicable law, the Committee shall not be liable for any acts or omissions of any such delegatee. The delegatee shall periodically report to the Committee concerning the discharge of its delegated responsibilities. Unless otherwise provided, references in the Plan to the Committee shall include delegatees and designees of the Committee.

12.6	Interested Committee Member

If a member of the Committee (or one of its delegatees or designees) also is a Participant in the Plan, he or she may not decide or determine any matter or question concerning distributions of any kind to be made to him or her or the nature or mode of settlement of his or her benefits unless such decision or determination could be made by him or her under the Plan if he or she were not serving on the Committee.

12.7	Reports

The Committee will prepare an annual report showing in reasonable detail the assets of the Plan and giving a brief account of the operation of the Plan for the preceding Plan Year. The Committee will exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and applicable governmental regulations relating to records of Participants’ employment, Accounts and the percentages thereof which are vested under the Plan; notifications to Participants and annual reports to the Department of Labor.

12.8	Compensation and Expenses

Unless paid by the Employers and except as otherwise provided below, all reasonable costs, charges, and expenses incurred in the administration of this Plan, including expenses incurred by the Committee, compensation to the Trustee, compensation to an investment manager, and any compensation to agents, attorneys, actuaries, accountants, recordkeepers, and other persons performing services on behalf of this Plan or for the Committee will be paid from the Trust Fund in such portions as the Committee may direct. As directed by the Committee, expenses to be paid from the Trust Fund may be drawn from (i) Participants’ Accounts, in the form of a flat fee, charges for specific services, or a percentage of the value of each Account, (ii) earnings or gains in each Investment Fund or (iii) forfeitures under Subsection 8.7. Expenses directly related to the investment of a particular Investment Fund (such as brokerage, postage, express and insurance charges, and transfer taxes) shall be paid from that Investment Fund.

12.9	Information Required by Committee

The Employers shall furnish the Committee with such data and information as the Committee may deem necessary or desirable in order to administer the Plan. The records of the Employers as to an Employee’s or Participant’s period of employment, termination of employment and the reason therefore, Approved Leave of Absence, reemployment, date of birth, marital status and compensation will be conclusive on all persons unless determined to the Committee’s satisfaction to be incorrect. In determining Disability, if applicable, the Employer will require as proof thereof evidence of receipt of Social Security disability benefits.

12.10	Uniform Application of Rules

The Committee shall administer the Plan on a reasonable basis. Any rules, procedures, or regulations established by the Committee shall be applied uniformly to all persons similarly situated.

12.11	Claims Procedure

The Committee will make all determinations as to the right of any person to a benefit. Any denial by the Committee of the claim for benefits under the Plan by a Participant, Alternate Payee or Beneficiary (a “claimant”) will be stated in writing by the Committee and delivered or mailed to the claimant within 90 days after receipt by the Committee. Such notice will: (i) set forth the specific reasons for the denial, (ii) refer to the specific Plan provisions on which the denial is based, (iii) describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary, and (iv) describe the Plan’s appeal procedures, including the claimant’s right to bring suit under ERISA Section 502(a) following a denial of the claim on review. If the Committee determines that special circumstances require an extension of time for processing the claim, the initial 90-day period may be extended for up to 90 additional days. The Committee will give the claimant written notice of the extension prior to the expiration of the initial 90-day period, and such notice will set forth the circumstances requiring the extension of time and the date by which the Committee expects to render a decision.

In the event of a denial of a claim, a claimant may notify the Committee in writing within 60 days after receipt of written denial of the claim that the claimant wishes a review of the denial of the claim and present to the Committee a written statement of the claimant’s position and any documents, records or other information relating to the claim for benefits. Upon request and free of charge the claimant shall be provided reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The Committee’s review shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee will act upon such request for review within 60 days after receipt thereof unless special circumstances require further time, but in no event later than 120 days after receipt. If the Committee confirms the denial, in whole or in part, the Committee will present in a written notice to the claimant: (i) the specific reasons for denial, (ii) the specific references to the Plan provisions on which the decision was based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (iv) a statement of the claimant’s right to bring suit under ERISA Section 502(a), in a manner calculated to be understood by the claimant. In determining claims for benefits, the Committee has the authority and discretion to interpret the Plan and to resolve ambiguities to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits.

No action at law or in equity shall be brought to recover benefits under the Plan until the appeal rights described in the Plan have been exercised and until the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary duty claim, the evidence presented will be strictly limited to the evidence timely presented to the Committee. In addition, any such judicial proceeding must be filed within 180 days after the Committee’s final decision.

12.12	Committee’s Decision Final

Benefits under the Plan will be paid only if the Committee, or its delegate, decides in its sole discretion that a Participant or Beneficiary (or other claimant) is entitled to them. Subject to applicable law, any interpretation of the provisions of the Plan and any decisions on any matter within the discretion of the Committee made by the Committee, or its delegate, in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.

SECTION 13

MANAGEMENT OF TRUSTS

13.1	Trustee and Trust Agreement

All Plan assets will be held in the Trust, which will be held by a Trustee under a Trust Agreement. The Trust Agreement may provide for the joint administration, and commingling, of the Trust Fund with the funds of any other defined contribution plan established by any Related Employer. The assets of the Trust will be held, invested and disposed of in accordance with the terms of the Trust Agreement.

13.2	Restrictions as to Reversion of Trust Fund to the Employers

Except as otherwise provided in this Subsection, all assets of the Trust Fund will be retained for the exclusive benefit of Participants, Alternate Payees, and Beneficiaries. All the Employers shall have no right, title, or interest in the assets of the Trust Fund. No part of the assets of the Trust Fund at any time will revert to, or be repaid to, the Employers, directly or indirectly, except as follows.

(a)	If the Internal Revenue Service initially determines that the Plan, as applied to an Employer, does not meet the requirements of a “qualified plan” under Code Section 401(a), the assets of the Trust Fund attributable to contributions made by the Employer under the Plan shall be returned to the Employer within one year of the date of denial of qualification of the Plan as applied to the Employer.

(b)	If a contribution or a portion of a contribution is made by an Employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed to the Trust by the Employer and, after having been reduced by any losses of the Trust allocable thereto, shall be returned to the Employer within one year of the date the amount is paid to the Trust.

(c)	Each contribution made by an Employer is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes, to the extent the deduction for the contribution made by the Employer is disallowed, such contribution, or portion of such contribution, after having been reduced by any losses of the Trust allocable thereto, shall be returned to the Employer within one year of the date of disallowance of the deduction.

In no event may the return of a contribution pursuant to Paragraph (b) or (c) above cause any Participant’s Accounts to be less than the amount had the contribution not been made under the Plan.

SECTION 14

AMENDMENT AND TERMINATION

14.1	Amendment

While the Employers expect and intend to continue the Plan, FBHS, by action of its Board of Directors or its delegate, reserves the right to amend the Plan, in whole or in part, from time to time, except as follows:

(a)	The duties and liabilities of the Committee under the Plan cannot be increased substantially without its consent.

(b)	No amendment shall reduce the value of a Participant’s accrued benefit (as adjusted for income, losses, expenses, appreciation, and depreciation) to less than the amount he or she would be entitled to receive if the Participant had resigned from employment with all of the Employers on the effective date of the amendment.

(c)	Except as provided in Subsection 13.2 or required by the Code or other applicable law, under no condition shall any amendment result in the return or repayment to any Employer of any part of the Trust Fund or the income therefrom, or result in the distribution of the Trust Fund for the benefit of anyone other than Participants and any other persons entitled to benefits under the Plan.

(d)	No amendment may be adopted without the approval of the stockholders of FBHS that would increase the benefits accruing to Participants who are Employees of FBHS, increase the number of shares of FBHS Common Stock which may be issued under the Plan to Participants who are Employees of FBHS, or modify the requirements as to eligibility of Employees of FBHS for participation in the Plan.

14.2	Plan Termination

The Plan will terminate as to all Employers on any date specified by FBHS by action of the Board of Directors with 30 days’ advance written notice of the termination given to the Committee, the Trustee, and the other Employers. The Plan will terminate as to an individual Employer on the first to occur of the following.

(a)	The date the Plan is terminated by that Employer.

(b)	The date that Employer is judicially declared bankrupt or insolvent.

(c)	The date that Employer completely discontinues contributions under the Plan.

(d)	The date that Employer ceases to be a Related Employer due to one of the following:

(i)	The sale of all or substantially all of the stock of that Employer to a person that is not a Related Employer;

(ii)	The sale of all or substantially all of the assets of that Employer to a person that is not a Related Employer; or

(iii)	The merger or consolidation of that Employer with a person that is not a Related Employer.

Each Participant employed by an Employer that ceases to be a Related Employer shall be considered to have terminated employment with all Related Employers on such date and shall cease to accrue additional Plan contributions with respect to any period of time commencing on or after such date.

14.3	Nonforfeitability and Distribution on Termination

Upon complete termination or partial termination of the Plan, or the complete discontinuance of all Plan contributions, the rights of all affected Participants to benefits accrued to the date of such termination, after all adjustments, shall be nonforfeitable. Upon such occurrence, the Committee may direct the Trustee to distribute to each Participant employed by that Employer his or her benefits under the Plan in a lump sum (unless he or she then is employed by a Related Employer). However, distributions under this Subsection shall be made only to the extent such distributions are permissible under Code Section 401(k) and applicable Treasury Regulations. All appropriate accounting provisions of the Plan will continue to apply until all Participants’ Accounts have been distributed under the Plan.

14.4	Plan Merger, Consolidation, or Spin-Off

In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other retirement plan qualified under Code Section 401(a), each Participant’s benefit shall be equal to or greater than the benefit he or she would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer. If an operating unit of an Employer is sold and the purchaser agrees to a spin-off from the Plan, the Plan Accounts of Employees of such unit shall be transferred to a successor funding arrangement.

SECTION 15

MISCELLANEOUS

15.1	Non-Alienation of Benefits

The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Code or any state’s income tax act or pursuant to a Qualified Domestic Relations Order. Plan benefits may not be voluntarily or involuntarily sold, transferred, alienated, assigned, or encumbered.

15.2	Absence of Guaranty

Neither the Committee, the Trustee, nor any Employer in any way guarantees the Trust Fund from loss or depreciation. Except as required by applicable law, the Committee and the Employers do not guarantee any payment to any person. The liability of a Trustee or the Committee to make any payment under the Plan shall be limited to the assets held by the Trustee which are available for that purpose.

15.3	Employment Rights

The Plan does not constitute a contract of employment, and participation in the Plan shall not give any Employee the right to be retained in the employ of any Employer (or any Related Employer), nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

15.4	Litigation by Participants or Other Persons

If a legal action begun against the Trustee, the Committee (or any member or former member thereof), FBHS, an Employer, a Related Employer, or any person or persons to whom FBHS or the Committee has delegated all or part of its duties hereunder, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the cost to the Trustee, the Committee (or any member or former member thereof), FBHS, an Employer, a Related Employer, or any person or persons to whom FBHS or the Committee has delegated all or part of its duties hereunder of defending the action shall be charged to the Accounts of individuals or Participants involved in the action to the extent permitted by law.

15.5	Evidence

Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

15.6	Waiver of Notice

Any notice required under the Plan may be waived by the person entitled to such notice.

15.7	Controlling Law

Except to the extent superseded by laws of the United States, the laws of Delaware shall be controlling in all matters relating to the Plan.

15.8	Statutory References

Any reference in the Plan to a Code section or a section of ERISA, or to a section of any other Federal law, shall include any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

15.9	Severability

In case any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

15.10	Action By Employers

Any action required or permitted to be taken by an Employer under the Plan shall be by resolution of its board of directors, by resolution of a duly authorized committee of its board of directors, or by a person or persons authorized by resolution of its board of directors or such committee.

15.11	Gender and Number

Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

15.12	Examination of Documents

Copies of the Plan and Trust, and any amendments thereto, are on file at the office of FBHS where they may be examined by any Participant or other person entitled to benefits under the Plan during normal business hours.

15.13	Manner of Delivery

Each notice or statement provided to a Participant shall be delivered in any manner established by the Committee and in accordance with applicable law, including, but not limited to, electronic delivery.

15.14	Effect on Other Benefits

Except as otherwise specifically provided under the terms of any other employee benefit plan of an Employer, a Participant’s participation in this Plan shall not affect the benefits provided under such other employee benefit plan.

15.15	Indemnification

To the extent permitted by applicable law and except as provided below, a person, who is or was a member of the Board of Directors, the boards of directors of each Employer, the Trusts Investment Committee, the Committee, an employee of an Employer or a Related Employer to whom responsibilities with respect to the Plan or Trust had been assigned or delegated, or an individual specifically designated by the Committee (an “indemnitee”), shall, to the extent permitted by applicable law and except as provided below, be indemnified and saved harmless by the Employers (to the extent not indemnified or saved harmless by an investment manager, investment advisor, the Trustee, or any other person under any liability insurance contract or other indemnification arrangement related to the Plan or Trust) from and against any and all liability or claim of liability (i) to which the indemnitee may be subjected by reason of any act done or omitted to be done in good faith in the discharge of the indemnitee’s assigned or delegated responsibilities relating to the operation or administration of the Plan or the Trust or the investment of the Trust Fund, including all reasonable expenses (including attorneys’ fees and costs) incurred in the indemnitee’s defense; or (ii) for any loss to the Trust, including any depreciation of principal or loss of income resulting from the purchase or retention of any property or any other investment action made or taken by any investment manager or investment adviser of an Investment Fund or any such action made or taken by the Trustee acting on their instructions. The above indemnification is conditioned upon: (i) the indemnitee shall have given the Board of Directors (or its delegate) (or if the indemnitee is a member of the Board of Directors, the secretary of FBHS) prompt notice of any claim hereunder; (ii) the indemnitee cooperates fully in the Employers’ defense of any such claim; and (iii) the indemnitee makes no settlement or compromise of any such claim without the Board of Directors’ (or its delegate’s) prior written consent. Questions as to the entitlement of an indemnitee to the indemnification provided shall be decided by the Board of Directors or its designee.

15.16	Headings

The headings of Sections, Subsections, and Paragraphs are included solely for reference and convenience and are not intended to modify or otherwise affect the text of the Plan.

SECTION 16

TOP HEAVY RULES

16.1	Purpose and Effect

The purpose of this Section 16 is to comply with the requirements of Code Section 416. The provisions of this Section 16 shall be effective for each Plan Year in which the Plan is a “Top-Heavy Plan” within the meaning of Code Section 416(g).

16.2	Top Heavy Plan

In general, the Plan will be a Top-Heavy Plan for any Plan Year if, as of the last day of the preceding Plan Year (the “Determination Date”), the aggregate Accounts of Participants in this Plan who are Key Employees (as defined in Code Section 416(i)(1)) exceed 60% of the aggregate Accounts of all Participants in the Plan. In making the foregoing determination, the following rules shall apply.

(a)	A Participant’s Account shall be increased by the aggregate distributions, if any, made with respect to the Participant during the 1-year period ending on the Determination Date (including distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i)). In the case of a distribution made for a reason other than Severance From Service, death or Disability, the 1-year period shall be replaced with a 5-year period.

(b)	The Account of, and distributions to, a Participant who was previously a Key Employee, but who is no longer a Key Employee, shall be disregarded.

(c)	The Account of a Beneficiary of a Participant shall be considered the Account of a Participant.

(d)	The Account of a Participant who did not perform any services for the Employers during the 1-year period ending on the Determination Date shall be disregarded.

(e)	Any Catch-Up Contributions or any Rollover Contributions (or similar transfer) from a Plan maintained by a corporation other than an Employer shall not be taken into account as part of the Participant’s aggregate Account under this Plan.

16.3	Key Employee

In general, a “Key Employee” is an Employee who, at any time during the Plan Year that includes the Determination Date, was:

(a)	An officer of an Employer receiving annual compensation (as defined in Subsection 7.8) greater than $160,000 (as adjusted under Code Section 416(i)(l));

(b)	A 5% owner of an Employer; or

(c)	A 1% owner of an Employer receiving annual compensation (as defined in Subsection 7.8) from any of the Employers and the Related Employers of more than $150,000.

16.4	Minimum Employer Contribution

For any Plan Year in which the Plan is a Top-Heavy Plan, the Employer contribution, if any, credited to each Participant who is not a Key Employee shall not be less than 3% of such Participant’s compensation for that year. For purposes of the foregoing, Tax Deferred, Catch-Up, and After-Tax Contributions shall not be considered Employer contributions, but Matching Contributions shall be considered Employer contributions and shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to any Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m). An Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that meets the requirements of Code Section 401(k)(12) and/or the requirements of Code Section 401(m)(11)).

If an Employer maintains more than one plan, the minimum Employer contribution otherwise required under this Subsection may be reduced in accordance with Treasury Regulations to either coordinate the minimum Employer contribution or prevent inappropriate duplications of minimum contributions or benefits. In no event shall an Employer contribution credited in any year to a Participant who is not a Key Employee (expressed as a percentage of such Participant’s compensation, as defined in Subsection 7.8) exceed the maximum Employer contribution credited in that year to a Key Employee (expressed as a percentage of such Key Employee’s compensation).

16.5	Aggregation of Plans

Each other defined contribution plan and defined benefit plan maintained by the Employers that covers a Key Employee as a Participant, or that is maintained by the Employers in order for a Plan covering a Key Employee to qualify under Code Sections 401(a)(4) and 410, shall be aggregated with this Plan in determining whether this Plan is Top-Heavy. In addition, any other defined contribution or defined benefit plan of the Employers may be included if all such plans which are included when aggregated will continue to qualify under Code Sections 401(a)(4) and 410.

SUPPLEMENT A

PRIOR PLANS AND OTHER ACQUIRED GROUPS

A-1. Prior Plans. The following Prior Plans either transferred assets to or merged into this Plan:

(a)	Moen Incorporated Employee Savings Plan on December 31, 1995.

(b)	Moen Incorporated Savings Plus Plan on December 31, 1995.

(c)	Waterloo Industries, Inc. Employee Savings Plan for Production and Maintenance Employees on December 31, 1995.

(d)	Omega Cabinets, Ltd. 401(k) Plan, for eligible Employees of Omega Cabinets, Ltd. on June 30, 2004.

(e)	Capital Cabinet Corp. 401(k) Profit Sharing Plan, for eligible participants on December 6, 2004.

(f)	Therma-Tru 401(k) Retirement Savings Plan, for eligible Employees of Therma-Tru Corp. as of August 31, 2005.

(g)	SBR, Inc. and Subsidiaries 401(k) Plan (the “SBR Plan”), for eligible Employees of Simonton Building Products, Inc., Simonton Industries, Inc., Simonton Windows, Inc., SimEx, Inc., Fypon, Ltd. or Hy-Lite Products, Inc. on June 29, 2007, and for former hourly-paid employees and beneficiaries who were participants in the SBR Plan on June 29, 2007.

(h)	Fortune Brands Home & Security Retirement Savings Plan, for eligible Employees who due to a change in job position become covered under this Plan and whose account balances were spun-off and transferred to said plan in a trust-to-trust transfer

A-2. Other Acquired Groups. Employees of the following previously acquired entities are entitled to special Vesting Service credit under the Plan as described below:

(a)	Schrock Cabinet Company: Eligible Employees of Schrock Cabinet Company on June 12, 1998 received Vesting Service credit for service periods with Schrock Cabinet Company prior to this date.

A-1